Filed pursuant to Rule 424(b)(2)
Registration No. 333-262067

Prospectus Supplement

To Prospectus Dated January 25, 2022

Republic of Peru

Invites the Owners of the Bonds set forth in the table below (collectively, the “Eligible USD Bonds”)

to submit offers to exchange Eligible USD Bonds

for

New U.S. Dollar-Denominated Global Bonds due 2036

and/or

tender Eligible USD Bonds for Cash

Series of Eligible USD Bonds	Outstanding Principal Amount		CUSIP	ISIN	Purchase Price(1)	Exchange Consideration(1)
7.350% USD-Denominated Global Bonds due 2025 (the “2025 USD Bonds”)	U.S.$	424,614,000	715638 AS1	US715638AS19	$1,004.120	To be announced
2.392% USD-Denominated Global Bonds due 2026 (the “2026 USD Bonds”)	U.S.$	346,221,000	715638 DE9	US715638DE95	$988.520	To be announced
4.125% USD-Denominated Global Bonds due 2027 (the “2027 USD Bonds”)	U.S.$	617,667,000	715638 BU5	US715638BU55	$1,000.930	To be announced
2.844% USD-Denominated Global Bonds due 2030 (the “2030 USD Bonds”)	U.S.$	645,446,000	715638 DA7	US715638DA73	$915.580	To be announced
2.783% USD-Denominated Global Bonds due 2031 (the “2031 USD Bonds”)	U.S.$	3,207,050,000	715638 DF6	US715638DF60	$897.300	To be announced

(1)

Per U.S.$1,000 principal amount of Eligible USD Bonds validly tendered and accepted for exchange or purchase. Holders whose Eligible USD Bonds are validly tendered and accepted for exchange or purchase pursuant to the Offers (as defined herein) will also receive accrued interest on their Eligible USD Bonds, which will be paid in U.S. dollars. For further details regarding the calculation of accrued interest on Eligible USD Bonds tendered for exchange, see “Summary—Consideration to be Received Pursuant to the Exchange Offers.”

and

Invites the Owners of the Bonds set forth in the table below (collectively, the “Eligible EUR Bonds”)

to tender Eligible EUR Bonds for Cash

Series of Eligible EUR Bonds	Outstanding Principal Amount	ISIN	Purchase Price(1)
2.750% EUR-Denominated Global Bonds due 2026 (the “2026 EUR Bonds”)	€844,749,000	XS1315181708	€1,004.090
3.750% EUR-Denominated Global Bonds due 2030 (the “2030 EUR Bonds”)	€935,004,000	XS1373156618	€1,031.000

(1)

Per €1,000 principal amount of Eligible EUR Bonds validly tendered and accepted for purchase. Holders whose Eligible EUR Bonds are validly tendered and accepted for purchase pursuant to the Cash Tender Offers will also receive accrued interest on their Eligible EUR Bonds, which will be paid in euros.

The Republic of Peru is offering to exchange its outstanding Eligible USD Bonds for a new series of USD-Denominated Global Bonds due 2036 (the “New Bonds”) (collectively, the “Exchange Offers” and each, an “Exchange Offer”) and to purchase for cash the Eligible USD Bonds and Eligible EUR Bonds (collectively, the “Cash Tender Offers,” and each, a

“Cash Tender Offer”) upon the terms and subject to the conditions set forth herein. The Exchange Offers and Cash Tender Offers are referred to collectively herein as the “Offers.”

Substantially concurrently with the commencement of the Offers, the Republic of Peru is offering New Bonds for cash (the “New Bond Offering”). The New Bonds issued in the Exchange Offers are expected to be consolidated, form a single series, and be fully fungible with the New Bonds that are issued for cash concurrently with the Offers. The New Bonds will be issued under Ministerial Resolution No. 311-2025-EF/52, in accordance with Law No. 32187, Public Sector Indebtedness for Fiscal Year 2025 (Ley de Endeudamiento del Sector Público para el Año Fiscal 2025) and the Legislative Decree No. 1437, as amended (Decreto Legislativo del Sistema Nacional de Endeudamiento Público). Peru will announce the issue price and the coupon for the New Bonds being concurrently offered for cash as soon as reasonably practicable after the pricing of such New Bonds, subject to market conditions. Interest on the New Bonds will accrue from, and including, the expected settlement date of the New Bond Offering to, but excluding, the Settlement Date (as defined herein) (the “New Bond Interest”).

Holders of Eligible USD Bonds may elect to exchange their Eligible USD Bonds for New Bonds or to tender their Eligible USD Bonds for cash, in each case for the compensation set forth in the table above. Holders of Eligible EUR Bonds may only elect to tender their Eligible EUR Bonds for cash, as set forth in the table above.

Application will be made to list the New Bonds on the Official List of the Luxembourg Stock Exchange and for trading on the Euro MTF Market of the Luxembourg Stock Exchange.

Each offer to exchange or tender any series of Eligible USD Bonds, and each offer to tender any series of Eligible EUR Bonds (together with the Eligible USD Bonds, the “Eligible Bonds”) is made as a separate, independent offer. Peru reserves the right, in its sole and absolute discretion, not to accept some or all Eligible Bonds tendered in any Exchange Offer or Cash Tender Offer in respect of one or more series of Eligible Bonds, and any Offer may be subject to proration at the sole discretion of Peru. If (i) the Aggregate Total Exchange Consideration (as defined herein) is greater than the “Maximum Exchange Amount” (which is an amount to be determined by Peru in its sole discretion), (ii) the Aggregate Total USD Purchase Price (as defined herein) is greater than the “Maximum USD Purchase Amount” (which is an amount to be determined by Peru in its sole discretion) or (iii) the Aggregate Total EUR Purchase Price (as defined herein) is greater than the “Maximum EUR Purchase Amount,” then Peru reserves the right, in its sole and absolute discretion, not to accept some or all Eligible Bonds tendered in any Exchange Offer or Cash Tender Offer in respect of one or more series of Eligible Bonds, and any Offer may be subject to proration at the sole discretion of Peru. The Maximum Exchange Amount, the Maximum USD Purchase Amount and the Maximum EUR Purchase Amount are collectively referred to as the “Maximum Amounts.”

This prospectus supplement and the accompanying prospectus constitute a prospectus for purposes of Part IV of the Luxembourg law on prospectuses for securities dated July 16, 2019.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

See “Risk Factors” beginning on page S-12 to read about risk factors you should consider before participating in the Offers. Custodians, direct participants and clearing systems might have deadlines prior to the Expiration Date (as defined below) for receiving instructions and should be contacted as soon as possible to ensure proper and timely delivery of instructions.

THE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 1, 2025, UNLESS EXTENDED OR EARLIER TERMINATED BY PERU IN ITS SOLE AND ABSOLUTE DISCRETION (THE “EXPIRATION DATE”). HOLDERS MUST EXCHANGE OR TENDER THE ELIGIBLE BONDS IN THE MANNER DESCRIBED IN THIS PROSPECTUS SUPPLEMENT ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO BE ELIGIBLE TO PARTICIPATE IN THE OFFERS. ELIGIBLE BONDS TENDERED FOR EXCHANGE OR CASH MAY BE WITHDRAWN ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JULY 1, 2025, UNLESS EXTENDED BY PERU (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “WITHDRAWAL DEADLINE”).

The Eligible USD Bonds are currently admitted to trading on the regulated market of the Luxembourg Stock Exchange and listed on the Official List of the Luxembourg Stock Exchange. The Eligible EUR Bonds are currently admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange and listed on the Official List of the Luxembourg Stock Exchange.

This document may only be used where it is legal to offer and sell the New Bonds. Peru is not making an offer of these securities in any state or other jurisdiction where such an offer would not be permitted.

The Joint Dealer Managers for the Offers are:

BNP PARIBAS	Citigroup	HSBC	Santander

June 25, 2025

Prospectus Supplement

Prospectus

S-i

INCORPORATION BY REFERENCE

We incorporate by reference into this prospectus supplement certain information that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. The SEC maintains a website at http://www.sec.gov, from which you can electronically access the documents we file with the SEC. We incorporate by reference into this prospectus supplement the information and documents listed below:

•	Annual Report on Form 18-K (the “Form 18-K”) for the fiscal year ended December 31, 2023, as filed with the SEC on October 29, 2024; and

•	Amendment No. 1 on Form 18-K/A to Annual Report for the fiscal year ended December 31, 2023 (“Amendment No. 1”), as filed with the SEC on June 5, 2025.

We are not subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). We commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with our fiscal year ended December 31, 2014. These reports include certain financial, statistical and other information concerning Peru. We may also file amendments on Form 18-K/A to our annual reports for the purpose of incorporating information in the Form 18-K or filing with the SEC exhibits which have not been included in the registration statement to which this prospectus supplement and the accompanying prospectus relate. When filed, this information and these exhibits will be incorporated by reference into, and these exhibits will become part of, the registration statement of which this prospectus supplement forms a part.

Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein contain certain statements that are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements that are not historical facts, and such statements can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our outlook, objectives and economic performance are also forward-looking statements. These statements are based on our current plans, estimates, assumptions and projections. Therefore, you should not place undue reliance on them.

Forward-looking statements are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, are beyond our control. Accordingly, the actual performance of the Peruvian economy could differ materially from the projections, anticipated results or other expectations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and no assurance can be given that our expectations will prove to be correct. Factors that could cause actual results to differ materially from those reflected in forward-looking statements include, but are not limited to:

•	public health crises, epidemics/pandemics and worldwide effects thereof and responses thereto;

•	interest rates in financial markets outside of Peru;

•	changes in our credit ratings;

•	changes in import tariffs and exchange rates;

•	changes in international commodity prices;

•	changes in economic and trade policies, recession, low economic growth or economic contraction affecting our trading partners;

•	deterioration in the economic condition of our neighboring countries;

•

contraction of liquidity in the international financial markets and equity, debt or foreign exchange market volatility, which could lead to volatility in Peru, declines in foreign direct and portfolio investment and potentially lower international reserves;

•	international hostilities;

•

the decisions of international financial institutions, such as the International Monetary Fund, the Inter-American Development Bank, the International Bank for Reconstruction and Development, the World Bank and the Andean Development Corporation, regarding the terms of their lending and financial assistance to us;

•	litigation and other legal proceedings;

•	political, economic, social or military issues or events in Peru, including as a result of public health crises in Peru, and the Peruvian government’s responses thereto;

•	deterioration in general economic and business conditions in Peru;

•	social, political or military events in Peru;

•	increase in crime rates;

•	natural events, such as climate change, earthquakes and floods;

•	reduction in foreign currency reserves;

•	reduction in fiscal revenue;

•	reduced levels of foreign direct investment;

S-iii

•	the ability of the Peruvian government to enact key economic reforms;

•	higher domestic debt;

•	increased rates of domestic inflation;

•	the level of foreign direct and portfolio investment in Peru; and

•	prevailing Peruvian domestic interest rates.

Any forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

S-iv

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

References in this prospectus supplement to “we,” “us,” “our” and “Peru” are to the Republic of Peru. You should read this prospectus supplement and the accompanying prospectus. They contain or incorporate by reference information you should consider when making your investment decision. See “Incorporation by Reference” in this prospectus supplement for information on the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

We and BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Santander US Capital Markets LLC, as joint dealer managers (the “Joint Dealer Managers”) have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We and the Joint Dealer Managers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you.

Peru is not offering to sell any securities other than the New Bonds offered under this prospectus supplement, nor is Peru soliciting offers to buy or exchange any securities other than the Eligible Bonds described in this prospectus supplement. Peru is not offering to sell the New Bonds or soliciting offers to buy or exchange Eligible Bonds in jurisdictions where such offers are not permitted by applicable law. You should not assume that the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein is accurate as of any date other than their respective dates. Peru’s economic condition, fiscal or political circumstances and future prospects may have changed since such dates.

The New Bonds described in this prospectus supplement are debt securities of Peru being offered under registration statement no. 333-262067 filed with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The accompanying prospectus is a part of that registration statement. The accompanying prospectus provides you with a general description of the securities that we may offer, and this prospectus supplement contains specific information about the terms of the Offers and the New Bonds. This prospectus supplement together with the accompanying prospectus may only be used for the purpose for which they have been published. Before you invest, you should read this prospectus supplement and the accompanying prospectus, together with additional information described in “Incorporation by Reference.”

As used in this prospectus supplement, the term “business day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Lima, Peru, and the term “trading day” means any day on which The Depository Trust Company, Inc. (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear”), Clearstream Banking, S.A. (“Clearstream”), the Bank of New York Mellon (the “Trustee”), Global Bondholder Services Corporation (the “Information and Exchange Agent”), and commercial banks in the State of New York are all open for business. As used in this prospectus supplement, “EUR” means the euro currency and “USD” means the U.S. dollar currency.

None of Peru, the Joint Dealer Managers or the Information and Exchange Agent has expressed any opinion as to whether the terms of the Offers are fair. None of Peru, the Joint Dealer Managers or the Information and Exchange Agent makes any recommendation that you tender your Eligible Bonds for exchange or cash pursuant to the Offers or refrain from doing so, and no one has been authorized by Peru, the Joint Dealer Managers or the Information and Exchange Agent to make any such recommendation. You must make your own investment decision as to whether to exchange Eligible USD Bonds for New Bonds or tender Eligible Bonds for cash pursuant to the Offers or refrain from doing so, and, if you elect to exchange Eligible USD Bonds for New Bonds or tender Eligible Bonds for cash, the principal amount of Eligible USD Bonds to exchange for New Bonds or the principal amount of Eligible Bonds to tender for cash.

S-v

SUMMARY

Transaction Summary

The following summary highlights selected information from this prospectus supplement and may not contain all of the information that is important to you. For a more complete understanding of the Offers, we encourage you to read this entire document, the accompanying prospectus and any other documents to which we may refer you. Capitalized terms have the meanings assigned to them elsewhere in this prospectus supplement.

Issuer	The Republic of Peru, or “Peru.”

The Offers	Peru is inviting holders of the Eligible Bonds specified on the front cover of this prospectus supplement to tender their Eligible Bonds for exchange or cash, as applicable, on the terms and subject to the conditions described in this prospectus supplement and the accompanying prospectus. The Exchange Offers and the Cash Tender Offers are each more fully described below.

Each offer to exchange and each tender for purchase for any series of Eligible Bonds is made as a separate, independent offer. Peru reserves the right, in its sole and absolute discretion, not to accept some or all Eligible Bonds tendered in any Exchange Offer or Cash Tender Offer in respect of one or more series of Eligible Bonds, and any Offer may be subject to proration at the sole discretion of Peru. In addition, Peru reserves the right, in its sole and absolute discretion to modify in any manner, any of the terms and conditions of the Offers.

The Exchange Offers for the Eligible USD Bonds	Peru is inviting holders of the Eligible USD Bonds to exchange their Eligible USD Bonds for the applicable Exchange Consideration to be announced by Peru as soon as reasonably practicable after the pricing of the New Bonds being concurrently offered for cash (and prior to the Withdrawal Deadline), via a press release to the PRNewswire or another appropriate international news service (the “News Service”).

The New Bonds issued in the Exchange Offers are expected to be consolidated, form a single series, and be fully fungible with the New Bonds that are issued for cash concurrently with the Offers.

Consideration to be Received Pursuant to the Exchange Offers	The “Exchange Consideration” offered for each U.S.$1,000 principal amount of Eligible USD Bonds is the applicable principal amount of New Bonds to be announced by Peru as soon as reasonably practicable after the pricing of the New Bonds being concurrently offered for cash (and prior to the Withdrawal Deadline), via a press release to the News Service. The coupon for the New Bonds will be announced at the same time.

The “Aggregate Total Exchange Consideration” will be the total Exchange Consideration paid for all Eligible USD Bonds validly tendered for exchange. If the Aggregate Total Exchange

Consideration exceeds the Maximum Exchange Amount, Peru reserves the right, in its sole discretion, to prorate one or more series of Eligible USD Bonds and may subject each series of Eligible USD Bonds to different proration factors, in its sole discretion. The “Maximum Exchange Amount” as of a given time shall be the amount determined by Peru in its sole discretion.

In addition to the Exchange Consideration, holders of Eligible USD Bonds that are accepted for exchange pursuant to the Exchange Offers will also receive accrued interest, which will be payable in cash on the Settlement Date and will be rounded to the nearest cent (U.S.$0.01); provided, however, that (i) the New Bond Interest will be deducted from such accrued interest that is otherwise payable in respect of such Eligible USD Bonds accepted for exchange pursuant to the Exchange Offers, and (ii) to the extent the amount of such New Bond Interest exceeds the amount of accrued interest on the applicable Eligible USD Bonds accepted for exchange pursuant to the Exchange Offers, no further deductions shall occur (the “Exchange Offer Accrued Interest”).

The Cash Tender Offers for the Eligible Bonds	Peru is inviting all holders of Eligible Bonds to tender Eligible Bonds of any series for the applicable Purchase Price set forth in the table on the front cover of this prospectus supplement, on the terms and subject to the conditions described herein.

Cash Consideration to Be Received Pursuant to the Cash Tender Offers	The “Purchase Price” offered for each U.S.$1,000 principal amount for Eligible USD Bonds and each €1,000 principal amount for Eligible EUR Bonds is the applicable cash amount set forth on the front cover in the column labeled “Purchase Price.” In addition to the Purchase Price, holders of Eligible Bonds that are accepted for tender pursuant to the Cash Tender Offers will also receive accrued interest, which will be payable in cash on the Settlement Date (the “Tender Offer Accrued Interest”).

Pursuant to the Cash Tender Offers, Eligible USD Bonds that are accepted for purchase will be paid for in U.S. dollars, and Eligible EUR Bonds that are accepted for purchase will be paid for in Euros.

The “Aggregate Total USD Purchase Price” will be the total Purchase Price paid for all Eligible USD Bonds validly tendered for cash. The Maximum USD Purchase Amount will be announced at the Acceptance Date. If the Aggregate Total USD Purchase Price exceeds the Maximum USD Purchase Amount, Peru reserves the right, in its sole discretion, to prorate one or more series of Eligible USD Bonds and may subject each series of Eligible USD Bonds to different proration factors, in its sole discretion. The “Maximum USD Purchase Amount” as of a given time shall be the amount determined by Peru in its sole discretion.

The “Aggregate Total EUR Purchase Price” will be the total Purchase Price paid for all Eligible EUR Bonds validly tendered for cash. The Maximum EUR Purchase Amount will be announced at the Acceptance Date. If the Aggregate Total EUR Purchase Price exceeds the Maximum EUR Purchase Amount, Peru reserves the right, in its sole discretion, to prorate one or more series of Eligible EUR Bonds and may subject each series of Eligible EUR Bonds to different proration factors, in its sole discretion. The “Maximum EUR Purchase Amount” as of a given time shall be the amount determined by Peru in its sole discretion.

Acceptance of Tendered Eligible Bonds; Proration	Each Exchange Offer and each Cash Tender Offer is made as a separate, independent offer. If (i) the Aggregate Total Exchange Consideration is greater than the Maximum Exchange Amount, (ii) the Aggregate Total USD Purchase Price is greater than the Maximum USD Purchase Amount, or (iii) the Aggregate Total EUR Purchase Price is greater than the Maximum EUR Purchase Amount, then Peru reserves the right, in its sole and absolute discretion, not to accept some or all Eligible Bonds tendered in any Exchange Offer or Cash Tender Offer in respect of one or more series of Eligible Bonds, and any Offer may be subject to proration at the sole discretion of Peru.

Denominations	Eligible Bonds may be tendered only in the principal amounts set forth in the table below:

Bonds	Permitted Tender Amounts
2.750% EUR-Denominated Global Bonds due 2026	€100,000 and integral multiples of €1,000 in excess thereof.
3.750% EUR-Denominated Global Bonds due 2030	€100,000 and integral multiples of €1,000 in excess thereof.
7.350% USD-Denominated Global Bonds due 2025	U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.
2.392% USD-Denominated Global Bonds due 2026	U.S.$1,000 and integral multiples thereof.
4.125% USD-Denominated Global Bonds due 2027	U.S.$1,000 and integral multiples thereof.
2.844% USD-Denominated Global Bonds due 2030	U.S.$1,000 and integral multiples thereof.
2.783% USD-Denominated Global Bonds due 2031	U.S.$1,000 and integral multiples thereof.

No tender of Eligible USD Bonds will be accepted if it results in the issuance of less than U.S.$1,000 principal amount of New Bonds. To avoid acceptance and exchange of Eligible USD Bonds in principal amounts other than minimum denominations and to ensure that Eligible Bonds subject to proration are returned in minimum denominations, if necessary, appropriate adjustments will be made downward to the nearest €1,000 or U.S.$1,000, as applicable, of principal amount. Holders who tender less than all of their Eligible Bonds must continue to hold Eligible Bonds in minimum denominations.

Rounding	For the Exchange Offers, if a holder of Eligible Bonds would otherwise be entitled to receive a principal amount of New Bonds that is not an integral multiple of U.S.$1,000, such New Bonds principal amount will be rounded down to the nearest U.S.$1,000, and such holder of Eligible Bonds will receive this rounded principal amount of New Bonds plus cash in an amount equal to the principal amount of New Bonds not received as a result of such rounding down multiplied by the price to the public of the New Bonds issued for cash in the concurrent New Bond Offering (the “Cash Rounding Amount”).

Announcement of Results	On the first business day following the Expiration Date (the “Announcement Date”), or as soon thereafter as practicable, Peru will announce:

•	the Maximum Exchange Amount, the Maximum USD Purchase Amount and the Maximum EUR Purchase Amount;

•	for each series of Eligible USD Bonds, the aggregate principal amount tendered in the Exchange Offers;

•	for each series of Eligible Bonds, the aggregate principal amount tendered in the Cash Tender Offers;

•	information concerning any applicable proration of Eligible Bonds; and

•	the approximate aggregate principal amount of Eligible Bonds remaining outstanding following the completion of the Offers.

Settlement Date	Expected to be July 8, 2025, which is four business days after the Expiration Date.

Conditions to the Offers	Peru reserves the right, in its sole discretion, not to accept any tenders.

The Cash Tender Offers are conditioned upon the satisfaction of customary conditions, including the pricing and the closing of the New Bond Offering. See “Terms of the Offers—The Offers—Source of Funds.”

Notwithstanding any other provisions of the Offers, the Offers are conditioned upon (i) there not having been threatened, instituted or pending any action or proceeding before any court or governmental, regulatory or administrative body that: (1) makes or seeks to make illegal the acceptance of payment of, or payment for, any of the Eligible Bonds pursuant to the Offers; (2) would or might result in a delay in, or restrict, the ability of Peru to accept for payment or pay for any of the Eligible Bonds; or (3) imposes or seeks to impose limitations on the ability of Peru to purchase or cancel the Eligible Bonds and (ii) other customary legal conditions for transactions of this nature.

Tax Consequences	Please see the sections entitled “Taxation—United States Federal Income Taxation” and “Taxation—Peruvian Income Tax

Consequences” for important information regarding the possible tax consequences to holders that tender or exchange Eligible Bonds pursuant to the Offers.

Irrevocability; Withdrawal Rights	Tenders of Eligible Bonds will become irrevocable at the Withdrawal Deadline. However, any tenders of Eligible Bonds may be withdrawn prior to the Withdrawal Deadline in accordance with the procedures described under “Terms of the Offers—Tender Procedures—Procedures for Submitting Tenders of Eligible Bonds—Irrevocability; Withdrawal Rights.”

Jurisdictional Restrictions	Peru is making the Offers only in those jurisdictions where it is legal to make such offers. See “Certain Legal Restrictions,” “Plan of Distribution” and “Jurisdictional Restrictions.”

Procedures for Offering Eligible Bonds for Exchange or Tender	Tenders of Eligible Bonds for exchange or cash, as applicable, may be submitted only by direct participants in DTC, Euroclear and Clearstream (each, a “Direct Participant”) in compliance with applicable law.

If holders wish to tender or exchange their Eligible Bonds pursuant to the Offers, the holders, the custodial entity or the Direct Participant (as the case may be) through which such holders hold their Eligible Bonds must tender, on or prior to the Expiration Date, by properly instructing the applicable clearing system (DTC, Euroclear or Clearstream) in accordance with the procedures and deadlines established by such clearing system.

Tenders of Eligible Bonds may be subject to proration. See “Risk Factors—Risk Factors Relating to the Offers—Tenders may be rejected due to proration and at the discretion of Peru.”

Eligible Bonds tendered for exchange or cash pursuant to the Offers may only be withdrawn in accordance with the procedures specified under “Terms of the Offers—Tender Procedures—Procedures for Submitting Tenders of Eligible Bonds—Irrevocability; Withdrawal Rights,” prior to the Withdrawal Deadline, but not thereafter.

Certain Deemed Representations, Warranties and Undertakings	If you tender or exchange pursuant to the terms of the Offers, you will be deemed to have made certain acknowledgements, representations, warranties and undertakings to Peru, the Joint Dealer Managers and the Information and Exchange Agent. See “Holders’ Representations, Warranties and Undertakings.”

Risk Factors	The Offers involve material risks. Before deciding to participate in the Offers, you should read carefully all of the information contained in this prospectus supplement and the accompanying prospectus, including, in particular, the “Risk Factors” section of this prospectus supplement.

Joint Dealer Managers	BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Santander US Capital Markets LLC.

Information and Exchange Agent	Global Bondholder Services Corporation

Certain Other Matters	Peru reserves the right following completion or cancellation of the Exchange Offers and Cash Tender Offers to offer to exchange or purchase Eligible Bonds or sell new securities (including additional New Bonds), or to issue a new invitation to tender Eligible Bonds or purchase new securities, in each case on terms that may be the same as, or more or less favorable than those contemplated by the Exchange Offers or Cash Tender Offers.

Further Information; Assistance	Any questions or requests for assistance concerning the terms of the Offers may be directed to the Joint Dealer Managers at the addresses and telephone numbers set forth on the back cover page of this prospectus supplement. Requests for additional copies of this prospectus supplement and related materials may be directed to the Information and Exchange Agent at the address and telephone number set forth on the back cover page of this prospectus supplement. Beneficial owners may also contact their custodian for assistance concerning the Offers.

Summary of the New Bonds

This summary highlights information presented in greater detail elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein. This summary is not complete and does not contain all the information you should consider. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

Issuer	The Republic of Peru

Securities	The New Bonds issued in the Exchange Offers are expected to be consolidated, form a single series, and be fully fungible with the New Bonds that are issued for cash concurrently with the Offers.

Expected Issue Date of the New Bonds pursuant to the Exchange Offers	Peru expects to issue the New Bonds pursuant to the Exchange Offers on July 8, 2025, which is the Settlement Date of the Offers.

Maturity Date	To be announced as soon as reasonably practicable after pricing of the New Bonds issued for cash, subject to market conditions.

Interest Rate	To be announced as soon as reasonably practicable after pricing of the New Bonds issued for cash, subject to market conditions.

Interest Payment Dates	Interest will be paid semiannually.

Optional Redemption	The New Bonds will be subject to optional redemption.

Sinking Fund	The New Bonds will not benefit from any sinking fund.

Collective Action Securities	The New Bonds will contain provisions regarding acceleration and future modifications to their terms, including “collective action clauses.”

Under these provisions, which differ from the terms of Peru’s external indebtedness issued prior to August 6, 2015 and which are described in “Description of the New Bonds—Collective Action Clauses” and “Description of the New Bonds—Meetings, Amendments and Waivers—Collective Action” in this prospectus supplement, and in “Description of the Securities—Debt Securities—Default; Acceleration of Maturity,” “Description of the Securities—Debt Securities—Collective Action Clauses” and “Description of the Securities—Debt Securities—Meetings, Amendments and Waivers—Collective Action” in the accompanying prospectus, Peru may amend the payment provisions of any series of its debt securities (including the New Bonds) and other reserve matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount outstanding of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 66 2⁄3% of the aggregate principal amount of the outstanding securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding securities of each series affected by the proposed modification, taken individually.

Negative Pledge	The New Bonds will contain certain covenants, including restrictions on the incurrence of liens. These covenants are subject to many exceptions. See “Description of the Securities—Debt Securities—Negative Pledge” in the accompanying prospectus.

Denominations	Peru will issue the New Bonds in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

Ranking	The New Bonds will be direct, general, unconditional, unsubordinated and unsecured obligations of Peru. The New Bonds will rank at least equally with all of our other existing and future unsecured and unsubordinated obligations relating to our external indebtedness as described under “Description of the Securities—Debt Securities—Status” in the accompanying prospectus.

Additional Amounts	We will make payments of principal and interest in respect of the New Bonds without withholding or deduction for or on account of any present or future Peruvian taxes, duties, assessments or governmental charges of whatever nature except as required by law. If we are required by law to make any such withholding or deduction, we will pay such additional amounts as may be necessary to ensure the net amount received by holders after such withholding or deduction equals the amount such holders would have received in the absence of such withholding or deduction, subject to certain exceptions set forth under “Description of the New Bonds—Additional Amounts.”

Further Issues	Without the consent of holders of the New Bonds, Peru may issue additional New Bonds with the same terms and conditions as the outstanding New Bonds, except for the issue date, issue price and amount of first interest payment, and Peru may consolidate the additional New Bonds to form a single series with the outstanding New Bonds, subject to certain tax considerations.

Form of Securities	We will issue the New Bonds in the form of one or more registered global notes without coupons. No New Bonds will be issued in bearer form.

As an owner of a beneficial interest in the global securities, you will generally not be entitled to have your New Bonds registered in your name, will not be entitled to receive certificates in your name evidencing the New Bonds and will not be considered the holder of any New Bonds under the Indenture (as defined below).

Record Dates	The record date with respect to any interest and/or principal payment date will be the third day prior to that interest and/or principal payment date, whether or not that record date is also a business day.

Governing Law	The New Bonds will be governed by the laws of the State of New York.

Trustee and Indenture	The New Bonds will be issued pursuant to the indenture dated as of August 25, 2015 (the “Indenture”) among Peru, The Bank of New York Mellon, as trustee (the “Trustee”), and The Bank of New York Mellon S.A./N.V., Luxembourg Branch, as Luxembourg paying agent.

Paying Agent	The Bank of New York Mellon.

Listing	Peru will apply to admit the New Bonds for listing on the Official List of the Luxembourg Stock Exchange and for trading on the Euro MTF Market.

SUMMARY TIME SCHEDULE AND PROCEDURES FOR THE OFFERS

The following summarizes the anticipated time schedule for the Offers. This summary is qualified in its entirety by, and should be read together with, the more detailed information appearing elsewhere in this prospectus supplement. The various dates and times in these summaries are based on Peru’s current schedule and are subject to change in Peru’s sole discretion.

At or around 8:00 a.m., New York City time, June 25, 2025	The Offers begin. Peru will simultaneously announce the Offers via a press release to the PRNewswire or another appropriate international news service (the “News Service”) and distribute this prospectus supplement and the accompanying prospectus.

Substantially concurrently with the commencement of the Offers, Peru is offering New Bonds for cash pursuant to the New Bond Offering. The New Bond Offering is only being made pursuant to a separate prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the New Bond Offering or vice versa.

As soon as reasonably practicable after the pricing of the New Bonds being concurrently offered for cash (and prior to the Withdrawal Deadline), subject to market conditions	Peru announces the coupon for the New Bonds and the Exchange Consideration via the News Service.

At 5:00 p.m., New York City time, on July 1, 2025 (such date and time, the “Withdrawal Deadline”)	The deadline for holders of Eligible Bonds who have tendered their Eligible Bonds in the Offers to withdraw such tendered Eligible Bonds. You may not withdraw your Offers after the Withdrawal Deadline.

At 5:00 p.m., New York City time, July 1, 2025 (such date and time, the “Expiration Date”)	The Offers expire, unless extended or earlier terminated by Peru, in its sole discretion.

On July 2, 2025, or earlier (“Announcement Date” and “Acceptance Date”)	Peru will announce the principal amount tendered and the principal amount accepted pursuant to each Offer, the Maximum Exchange Amount, the Maximum USD Purchase Amount, the Maximum EUR Purchase Amount, any expected proration rates, and the approximate aggregate principal amount of Eligible Bonds remaining outstanding following the completion of the Offers. This information will also be available from the Joint Dealer Managers and the Information and Exchange Agent.

July 8, 2025 (the “Settlement Date”)	Peru will accept validly tendered or exchanged and accepted Eligible Bonds from holders of Eligible Bonds and pay the applicable Purchase Price or Exchange Consideration, as applicable, in respect of such Eligible Bonds, together with any Exchange Offer Accrued Interest or Cash Tender Accrued Interest, as applicable, and, in the case of the Exchange Offers, any Cash Rounding Amount.

In accordance with the terms and conditions of the Eligible Bonds, Peru, through the Trustee, will cancel the Eligible Bonds it receives and accepts pursuant to the Offers as soon as practicable following the Settlement Date and inform the Luxembourg Stock Exchange of any such cancellation.

Peru will make (or cause to be made) all announcements regarding the Offers by press release issued to a News Service. See “Terms of the Offers—Announcement of Results.”

RISK FACTORS

This section describes certain risks associated with the Offers. The information set forth below supplements the information contained in the Form 18-K and Amendment No. 1 thereto. We have set forth risk factors in the Form 18-K, which is incorporated by reference in this prospectus supplement. Investors are urged to read carefully the entirety of the accompanying prospectus together with this prospectus supplement, and the documents incorporated by reference herein, and to note, in particular, the following considerations that relate specifically to the Offers and the New Bonds.

Risk Factors Relating to the Offers

If the Offers are completed, the trading market for the Eligible Bonds that are not tendered for exchange or purchase may be illiquid and experience increased volatility, which may adversely affect the market value of the Eligible Bonds.

Eligible Bonds not exchanged or purchased for cash pursuant to the Offers will remain outstanding. The tender of Eligible Bonds pursuant to the Offers and the cancellation of such Eligible Bonds will reduce the aggregate principal amount of Eligible Bonds that otherwise might trade in the market, which could adversely affect the liquidity and market value of any Eligible Bonds not exchanged or purchased. A debt security with a smaller outstanding principal amount available for trading may trade at a lower price than would a comparable debt security with a greater outstanding principal amount available for trading. The reduced principal amount available for trading may also make the trading price of the Eligible Bonds more volatile. The extent of the public market for the Eligible Bonds following the completion of the Offers will depend upon, among other factors, the number of holders that remain at such time and the interest of securities firms in maintaining markets in the Eligible Bonds. There can be no assurance that any trading market will exist for any series of Eligible Bonds following the completion of the Offers or that the market value of the remaining Eligible Bonds will not be adversely affected.

The consummation of the Exchange Offers and the Cash Tender Offers may be delayed or may not occur.

Peru could terminate the Exchange Offers and the Cash Tender Offers for one or more series of Eligible Bonds. Further, the consummation of the Cash Tender Offers is conditioned on Peru’s ability to raise cash through the offering of the New Bonds, as more fully described under “Summary—Transaction Summary—Conditions to the Offers.” There can be no assurance that Peru will successfully complete the offering of the New Bonds, or that if the offering of the New Bonds is completed, Peru will not terminate the Cash Tender Offers for one or more series of Eligible Bonds.

Additionally, the Offers may not be completed on the timeline described in this prospectus supplement or at all. Peru may decide to extend the Offers at any time prior to the Expiration Date in its sole and absolute discretion, and holders may be required to wait longer than expected to receive the Exchange Consideration or Purchase Price, as applicable, during which time those holders will not be able to effect transfers of their Eligible Bonds tendered in the Offers. Until Peru announces whether it has accepted the Eligible Bonds validly tendered and not validly withdrawn, no assurance can be given that the Offers will be completed on the timeline described in this prospectus supplement or at all, or that any failure to consummate the Offers will not have a negative effect on the market value of the Eligible Bonds.

Peru may make other purchases or redemptions of the Eligible Bonds.

Whether or not the Offers are completed, Peru may continue to acquire Eligible Bonds through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, at such prices as it may determine (and may redeem Eligible Bonds in accordance with the terms of such Eligible Bonds and the Indenture), which may be on terms that are more favorable than the consideration to be paid pursuant to the Offers. Holders that tender Eligible Bonds in the Offers will not, in respect of such tendered Eligible Bonds acceptance for exchange or purchase by Peru, be able to participate in any subsequent repurchases, tender offers, exchange offers or other transactions, which may be made on terms that are more favorable than those of the Offers.

Tenders may be rejected due to proration and at the discretion of Peru.

Eligible Bonds that are tendered for exchange or cash may be subject to proration on the basis described under “Terms of the Offers—Tender Procedures—Procedures for Submitting Tenders of Eligible Bonds—Acceptance of Offers; Proration; Denomination; Rounding.” If there is proration, certain tenders for exchange or cash may be reduced ratably among the validly tendered Eligible Bonds of such series. Tenders may be rejected in whole or in part as a result of proration. In addition, Peru reserves the right, in its sole discretion, not to accept any tenders, or to accept tenders as to one or more series of Eligible Bonds but no other series, for any reason.

There are limits on the ability of holders to withdraw tendered Eligible Bonds after the Withdrawal Deadline.

Tendered Eligible Bonds may be withdrawn at any time at or prior to the Withdrawal Deadline, but not thereafter. Tendered Eligible Bonds may only be validly withdrawn from the Offers at or prior to the Withdrawal Deadline by following the procedures described under “Terms of the Offers—Tender Procedures—Procedures for Submitting Tenders of Eligible Bonds—Irrevocability; Withdrawal Rights.” If Peru terminates or otherwise does not consummate the Offers with respect to any series of Eligible Bonds, such Eligible Bonds will be promptly returned to the holder thereof without compensation to such holder and will remain outstanding.

The Exchange Consideration and Purchase Price to be received in the Offers do not reflect any valuation of the Eligible Bonds or the New Bonds.

The Exchange Consideration and the Purchase Price do not reflect any independent valuation of the Eligible Bonds and do not take into account events or changes in financial markets (including interest rates) after the commencement of the Offers. Peru has not obtained or requested a fairness opinion from any banking or other firm as to the fairness of the consideration for the Eligible Bonds. Holders that tender their Eligible Bonds may or may not receive as much value than if they chose to keep them. Accordingly, none of Peru, the Joint Dealer Managers or the Information and Exchange Agent makes any recommendation regarding the Offers, and holders must make their own decision as to whether to tender Eligible Bonds.

Enforceability of judgments in Peru may be limited.

Peru is a sovereign state. As a result, it may not be possible for investors to effect service of process within their own jurisdiction upon Peru or to enforce judgments against Peru obtained in their own jurisdiction. See “Sovereign Immunity” in this prospectus supplement and “Description of the Securities—Jurisdiction, Consent to Service and Enforceability” in the accompanying prospectus.

Risks Related to the New Bonds

The price at which the New Bonds may trade in the secondary market is uncertain.

Peru has been advised by the Joint Dealer Managers that they may make a market in the New Bonds, but are not obligated to do so and may discontinue market making at any time without notice. Application will be made to list the New Bonds on the Official List of the Luxembourg Stock Exchange and for trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurance can be given as to the liquidity of the trading market for the New Bonds, and the price at which the New Bonds may trade in the secondary market is uncertain.

The New Bonds will contain provisions that permit Peru to amend the payment terms without the consent of all holders.

The New Bonds will contain provisions regarding acceleration and voting on amendments, modifications and waivers which are commonly referred to as “collective action clauses.” Under these provisions, certain key terms of the New Bonds may be amended, including the maturity date, interest rate and other payment terms, without consent of the holders of the New Bonds.

The New Bonds may be subject to withholding and capital gain taxes.

Under current Peruvian income tax law, payments of interest made by Peru to a non-Peruvian holder of the New Bonds will not be subject to any withholding tax, and capital gains realized by a non-Peruvian holder on the sale or other disposition of the New Bonds will not be subject to any Peruvian income tax.

If Peruvian tax law changes, interest payments that holders receive on the New Bonds may be subject to withholding tax, and any capital gains realized on the sale or other disposition of the New Bonds may be subject to Peruvian income tax. In the event Peru is required by law to make any withholding with respect to payments of principal or interest, Peru will generally be required to pay additional amounts to holders to compensate them for such withholding, subject to certain exceptions.

SOVEREIGN IMMUNITY

Peru is a sovereign state. Consequently, it may be difficult for you to obtain or realize upon judgments of courts in the United States against Peru. Among other requirements, the execution by a Peruvian court of a judgment ordering payment by Peru of any principal or interest arising from the New Bonds will be subject to availability of funds according to the statute passed by the Peruvian Congress setting forth the budget corresponding to the fiscal year in which such payment is due.

Limitations Imposed by Budget Laws to Satisfy Payments on the New Bonds

A final judgment against Peru ordering payment on the New Bonds is subject to Peruvian budget regulations. Pursuant to the Legislative Decree No. 1440 (Decreto Legislativo del Sistema Nacional del Presupuesto Público) that became effective on January 1, 2019, and the Public Sector Budget Law for Fiscal Year 2025, Law No. 32185 (Ley de Presupuesto del Sector Público para el Año Fiscal 2025), payment by Peru of judgments, arbitral awards, conciliation minutes or direct treatment agreements (trato directo) is subject to the following limitations:

•	up to 5% of the budget corresponding to the Ministry of Economy and Finance (the “MEF”) may be allocated towards payments and judgments, subject to certain exceptions;

•	payments must be made by each Peruvian governmental entity (in the case of the New Bonds, the MEF) from its respective bank account, taking into account all mandatory priorities;

•	up to 5% of the budget corresponding to the MEF may be used to pay creditors on a pro rata basis; and

•	payment requirements in excess of the 5% threshold must be included in the budgets approved for the following five fiscal years.

Enforceability of Judgments

If the payment of any Peruvian judicial order is not honored by the MEF, a proceeding for the execution of judicial resolutions may be initiated as provided for in article 688 et. seq. of the Peruvian Civil Procedure Code. Notwithstanding the foregoing, in accordance with section 73 of the Peruvian Political Constitution, public domain assets destined for public service and use are inalienable and are not subject to adverse possession (prescripción adquisitiva). Public domain assets are a special form of property that can only be set aside for public use, a service to the community or a national interest. As such, those assets as well as (i) property used by a diplomatic or consular mission of Peru; (ii) property of a military character and under the control of a military authority or defense agency of Peru; (iii) public property; (iv) shares of Peruvian public sector entities or shares of Peruvian private sector entities owned or controlled by Peru or by a Peruvian public sector entity, or revenues collected from the sale of such shares, to the extent such shares or revenues are exempt by Peruvian law from attachment or execution; or (v) funds deposited in Peru’s accounts held in the Peruvian financial system and/or in the Treasury Single Account (Cuenta Única del Tesoro) that constitute public domain property, are neither subject to liens or encumbrances nor to a judicial attachment. Conversely, assets not set aside for the public domain are subject to the private domain of the Peruvian government (which includes, but is not limited to, the cash deposits of the Peruvian government abroad) and may be encumbered or attached.

For more information, see “Description of the Securities—Jurisdiction, Consent to Service and Enforceability” in the accompanying prospectus.

CERTAIN LEGAL RESTRICTIONS

The distribution of materials relating to the Offers, and the transactions contemplated by the Offers, may be restricted by law in certain jurisdictions. If materials relating to the Offers come into your possession, you are required by Peru to inform yourself of and to observe all of these restrictions. The materials relating to the Offers do not constitute, and may not be used in connection with, an offer or solicitation in any place where such offers or solicitations are not permitted by law. If a jurisdiction requires that the Offers be made by a licensed broker or dealer and the Joint Dealer Managers, or any affiliate of the Joint Dealer Managers, is a licensed broker or dealer in that jurisdiction, the Offers shall be deemed to be made by such Joint Dealer Manager or such affiliate on behalf of Peru in that jurisdiction. For more information, see “Jurisdictional Restrictions” in this prospectus supplement.

TERMS OF THE OFFERS

Peru is inviting holders of the Eligible Bonds specified on the front cover of this prospectus supplement to tender their Eligible Bonds for exchange or cash, as applicable, on the terms and subject to the conditions described in this prospectus supplement. The Offers consist of the Exchange Offers and the Cash Tender Offers more fully described below.

The Offers

Introduction

Peru hereby offers to (i) exchange its Eligible Bonds for New Bonds, and (ii) purchase its Eligible Bonds for cash, in an aggregate principal amount based on the Maximum Amounts, upon the terms and subject to the conditions set forth below. Peru will announce the Maximum Amounts at the Acceptance Date.

The Offers are not conditioned upon any minimum participation of any series of Eligible Bonds. Peru reserves the right, in its sole discretion, to instruct the Information and Exchange Agent not to accept any, some or all tenders in respect of one or more Offers, to subject one or more Offers to proration, to modify the Exchange Consideration or the Purchase Price for any, some or all series of Eligible Bonds upon the terms and conditions described herein, or to terminate all or some of the Offers for any reason.

Purpose

The Offers are part of a general program of Peru to manage its external and domestic liabilities.

Source of Funds

Peru expects to fund the Offers with the proceeds of the New Bonds being concurrently offered for cash, and cash on hand if necessary.

Maximum Amounts

The Maximum Exchange Amount, the Maximum USD Purchase Amount and the Maximum EUR Purchase Amount will be announced at the Acceptance Date. If (i) the Aggregate Total Exchange Consideration is greater than the Maximum Exchange Amount, (ii) the Aggregate Total USD Purchase Price is greater than the Maximum USD Purchase Amount or (iii) the Aggregate Total EUR Purchase Price is greater than the Maximum EUR Purchase Amount, Peru reserves the right, in its sole discretion, not to accept some or all Eligible USD Bonds tendered in any Exchange Offer or some or all of the Eligible Bonds tendered in any Cash Tender Offer in respect of one or more series of Eligible Bonds and to prorate one or more series of Eligible Bonds and subject each series of Eligible Bonds to different proration factors, in its sole discretion. The Maximum Amounts as of a given time shall be the amount determined by Peru in its sole discretion.

Terms of the Exchange Offers

Details of the Exchange Offers

Peru hereby invites holders of Eligible Bonds to exchange some or all of their Eligible USD Bonds for the New Bonds, the terms of which are described below. Peru is offering to exchange the Eligible USD Bonds up to the Maximum Exchange Amount.

In order to participate in the Exchange Offers, holders of Eligible USD Bonds must validly tender some or all of their Eligible USD Bonds on or prior to the Expiration Date.

Exchange Consideration

Each holder of Eligible USD Bonds that are accepted for exchange pursuant to the Exchange Offers, will receive on the Settlement Date, for each U.S.$1,000 principal amount of Eligible USD Bonds, the applicable principal amount of New Bonds (which we refer to as the Exchange Consideration) to be announced by Peru as soon as reasonably practicable after the pricing of the New Bonds being concurrently offered for cash (and prior to the Withdrawal Deadline), via a press release to the News Service. Interest on the New Bonds will accrue from, and including, the expected settlement date of the New Bond Offering to, but excluding, the Settlement Date (as defined herein) (the “New Bond Interest”).

Accrued Interest

In addition to the Exchange Consideration, holders of Eligible USD Bonds that are accepted for exchange pursuant to the Exchange Offers will also receive accrued interest, which will be payable in cash on the Settlement Date and will be rounded to the nearest cent (U.S.$0.01); provided, however, that (i) the New Bond Interest will be deducted from such accrued interest that is otherwise payable in respect of such Eligible USD Bonds accepted for exchange pursuant to the Exchange Offers, and (ii) to the extent the amount of such New Bond Interest exceeds the amount of accrued interest on the applicable Eligible USD Bonds accepted for exchange pursuant to the Exchange Offers, no further deductions shall occur (the “Exchange Offer Accrued Interest”). In the event of any dispute or controversy regarding any amount of Exchange Offer Accrued Interest for each Eligible USD Bond accepted pursuant to the Exchange Offers, the determination of Peru will be conclusive and binding, absent manifest error.

Rounding; Cash Rounding Amount

In addition to the Exchange Consideration, if a holder of Eligible Bonds would otherwise be entitled to receive a principal amount of New Bonds that is not an integral multiple of U.S.$1,000, such New Bonds principal amount will be rounded down to the nearest U.S.$1,000, and such holder of Eligible Bonds will receive this rounded principal amount of New Bonds plus cash in an amount equal to the principal amount of New Bonds not received as a result of such rounding down multiplied by the price to the public of the New Bonds issued for cash in the concurrent New Bond Offering, which cash amount we refer to as the Cash Rounding Amount.

Terms of the New Bonds

Concurrently with the Offers, Peru expects to issue New Bonds for cash. The New Bonds issued in the Exchange Offers are expected to be consolidated, form a single series, and be fully fungible with the New Bonds that are issued for cash concurrently with the Offers.

The New Bond Offering is only being made pursuant to a separate prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the New Bond Offering or vice versa.

Peru expects to announce the Exchange Consideration for the Exchange Offers and the coupon for the New Bonds as soon as reasonably practicable following the pricing of the New Bonds being concurrently offered for cash (and prior to the Withdrawal Deadline). If Peru does not price the New Bonds, Peru may terminate the Offers in its sole discretion.

Eligible Bonds Not Exchanged

Eligible Bonds not exchanged will remain outstanding unless they are tendered and accepted for purchase pursuant to the Cash Tender Offers.

Terms of the Cash Tender Offers

Details of the Cash Tender Offers

Peru hereby invites holders of Eligible Bonds to tender for cash some or all of their Eligible Bonds. Peru is offering to purchase the Eligible USD Bonds for cash up to the Maximum USD Purchase Amount and the Eligible EUR Bonds for cash up to the Maximum EUR Purchase Amount.

In order to participate in the Cash Tender Offers, holders of Eligible Bonds must validly tender some or all of their Eligible Bonds on or prior to the Expiration Date.

Purchase Price

Each holder of Eligible Bonds that are accepted for purchase pursuant to the Cash Tender Offers will receive, on the Settlement Date, for each U.S.$1,000 principal amount of Eligible USD Bonds or for each €1,000 principal amount of Eligible EUR Bonds, the applicable Purchase Price set forth on the cover page of this prospectus supplement.

Accrued Interest

In addition to the Purchase Price, holders of Eligible Bonds whose Eligible Bonds are accepted for tender pursuant to the Cash Tender Offers will also receive accrued interest, which will be payable in cash on the Settlement Date (the “Tender Offer Accrued Interest”). Tender Offer Accrued Interest on Eligible Bonds will be rounded to the nearest cent (U.S.$0.01 or €0.01, as applicable). In the event of any dispute or controversy regarding any amount of Tender Offer Accrued Interest for each Eligible Bond accepted pursuant to the Cash Tender Offers, the determination of Peru will be conclusive and binding, absent manifest error.

Eligible Bonds not Tendered

Eligible Bonds not tendered for cash will remain outstanding unless they are tendered and accepted for exchange pursuant to the Exchange Offers.

Methodology Generally; No Recommendation

YOU SHOULD INDEPENDENTLY ANALYZE THE VALUE OF THE ELIGIBLE BONDS AND NEW BONDS AND MAKE YOUR OWN ASSESSMENT OF THE TERMS OF THE OFFERS. NONE OF PERU, ANY JOINT DEALER MANAGER OR THE INFORMATION AND EXCHANGE AGENT HAS EXPRESSED ANY OPINION AS TO WHETHER THE TERMS OF THE OFFERS ARE FAIR. NONE OF PERU, ANY JOINT DEALER MANAGER OR THE INFORMATION AND EXCHANGE AGENT MAKES ANY RECOMMENDATION THAT YOU OFFER TO EXCHANGE ELIGIBLE BONDS FOR NEW BONDS, TENDER ELIGIBLE BONDS FOR CASH OR REFRAIN FROM OFFERING TO DO EITHER OR BOTH PURSUANT TO THE OFFERS, AND NO ONE HAS BEEN AUTHORIZED BY PERU, ANY JOINT DEALER MANAGER OR INFORMATION AND EXCHANGE AGENT TO MAKE ANY SUCH RECOMMENDATION.

Withdrawal Deadline

Eligible Bonds tendered for exchange or cash may be withdrawn on or before 5:00 p.m., New York City time, on July 1, 2025, unless extended by Peru (such date and time, as the same may be extended, the “Withdrawal Deadline”). You may not withdraw your tendered Eligible Bonds after the Withdrawal Deadline.

Expiration Date

The Offers will expire at 5:00 p.m., New York City time, on July 1, 2025 (the “Expiration Date”), unless Peru, in its sole and absolute discretion, terminates the Offers earlier or extends them. Peru expects to announce the preliminary results of the Offers on the Announcement Date, or as soon as possible thereafter.

Announcement of Results

On the first business day following the Expiration Date (the “Announcement Date”), or as soon thereafter as practicable, Peru will announce:

•	the Maximum Exchange Amount, the Maximum USD Purchase Amount and the Maximum EUR Purchase Amount;

•	for each series of Eligible USD Bonds, the aggregate principal amount tendered in the Exchange Offers;

•	for each series of Eligible Bonds, the aggregate principal amount tendered in the Cash Tender Offers;

•	information concerning any applicable proration of Eligible Bonds; and

•	the approximate aggregate principal amount of Eligible Bonds remaining outstanding following the completion of the Offers.

Peru will make all of the foregoing announcements by press release issued to the news media in accordance with applicable law as described in “—Publication” below. You may also obtain such information by contacting the Information and Exchange Agent or any Joint Dealer Manager.

Denominations; Rounding; Calculations

Eligible Bonds may be tendered only in the principal amounts set forth in the table below:

Bonds	Permitted Tender Amounts
2.750% EUR-Denominated Global Bonds due 2026	€100,000 and integral multiples of €1,000 in excess thereof.
3.750% EUR-Denominated Global Bonds due 2030	€100,000 and integral multiples of €1,000 in excess thereof.
7.350% USD-Denominated Global Bonds due 2025	U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.
2.392% USD-Denominated Global Bonds due 2026	U.S.$1,000 and integral multiples thereof.
4.125% USD-Denominated Global Bonds due 2027	U.S.$1,000 and integral multiples thereof.
2.844% USD-Denominated Global Bonds due 2030	U.S.$1,000 and integral multiples thereof.
2.783% USD-Denominated Global Bonds due 2031	U.S.$1,000 and integral multiples thereof.

No tender of Eligible USD Bonds will be accepted if it results in the issuance of less than U.S.$1,000 principal amount of New Bonds. To avoid acceptance and exchange of Eligible Bonds in principal amounts other than minimum denominations and to ensure that Eligible Bonds subject to proration are returned in minimum denominations, if necessary, appropriate adjustments will be made downward to the nearest €1,000 or U.S.$1,000, as applicable, of principal amount. Holders who tender less than all of their Eligible Bonds must continue to hold Eligible Bonds in minimum denominations.

Conditions to the Offers

Peru reserves the right, in its sole discretion, not to accept any tenders.

The Cash Tender Offers are conditioned upon the satisfaction of customary conditions, including the pricing and the closing of the New Bond Offering. See “—The Offers—Source of Funds.”

The Offers are conditioned upon (i) there not having been threatened, instituted or pending any action or proceeding before any court or governmental, regulatory or administrative body that: (1) makes or seeks to make illegal the acceptance of payment of, or payment for, any of the Eligible Bonds pursuant to the Offers; (2) would or might result in a delay in, or restrict, the ability of Peru to accept for payment or pay for any of the Eligible Bonds; or (3) imposes or seeks to impose limitations on the ability of Peru to purchase or cancel the Eligible Bonds, and (ii) other customary legal conditions for transactions of this nature.

Each of the foregoing conditions is for the sole benefit of Peru and may be waived by Peru, in whole or in part, at any time and from time to time, in its discretion. Any determination by Peru concerning the conditions set forth above (including whether or not any such condition has been satisfied or waived) will be final and binding upon all parties. In addition, Peru reserves the right in its sole discretion not to accept any tenders.

Tender Procedures

Tender Period

The tender period will commence at or around 8:00 a.m., New York City time, on June 25, 2025, and expire at 5:00 p.m., New York City time, on July 1, 2025 (the “Tender Period”).

During the Tender Period, holders may tender their Eligible Bonds. The acceptance of valid tenders will occur on the Acceptance Date, subject to proration as described herein. The Tender Period is subject to Peru’s right, in its sole discretion and subject to applicable law, to terminate, withdraw or amend the Offers at any time.

Procedures for Submitting Tenders of Eligible Bonds

General

If holders wish to tender or exchange their Eligible Bonds pursuant to the Offers, the holders, the custodial entity or the Direct Participant (as the case may be) through which such holders hold their Eligible Bonds must tender, on or prior to the Expiration Date, by properly instructing the applicable clearing system (DTC, Euroclear or Clearstream) in the applicable manner described below.

By tendering your Eligible Bonds pursuant to the Offers, you are deemed to make certain acknowledgments, representations, warranties and undertakings to Peru, the Joint Dealer Managers, and the Information and Exchange Agent as set forth under “Holders’ Representations, Warranties and Undertakings.”

There is no letter of transmittal for the Offers.

Tender with Respect to Eligible USD Bonds

If you hold your Eligible USD Bonds through DTC, you must arrange for a direct participant in DTC to submit your tenders to DTC through DTC’s Automated Tender Offer Program (“ATOP”) and follow the procedure for book-entry transfer set forth below. DTC has confirmed that the Offers of Eligible USD Bonds are eligible for ATOP. Accordingly, a DTC participant whose name appears on a security position listing as the holder of the relevant Eligible USD Bonds must electronically tender its Eligible USD Bonds, causing DTC to transfer the Eligible USD Bonds in the participant’s account to the Information and Exchange Agent’s ATOP account at DTC in accordance with DTC’s ATOP procedures for such a transfer. DTC will then send an Agent’s Message (as defined below) to the Information and Exchange Agent.

The term “Agent’s Message” means a message, transmitted by DTC, received by the Information and Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the terms of the Offers (as set forth in this document) and that Peru may enforce such agreement against such participant. Holders who intend to tender their Eligible USD Bonds on the Expiration Date should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date.

Although transfer of Eligible USD Bonds to the Information and Exchange Agent’s ATOP account at DTC may be effected through book-entry transfer at DTC, an Agent’s Message must be transmitted by DTC and received by the Information and Exchange Agent prior to the Expiration Date in order to validly tender your Eligible USD Bonds pursuant to the Offers.

If you hold Eligible USD Bonds through Euroclear or Clearstream, you must provide instructions for the use of ATOP and observe their applicable deadlines.

Your tender must be submitted through DTC’s ATOP system in accordance with the deadlines and procedures established by DTC, and an Agent’s Message with respect to your tender must be received by the Information and Exchange Agent prior to the Expiration Date.

Tender with Respect to Eligible EUR Bonds

If you hold Eligible EUR Bonds, you must arrange for a direct participant in Euroclear or Clearstream, as the case may be, to deliver your tender offer, which includes “blocking” instructions (as defined below), to Euroclear or Clearstream in accordance with the procedures and deadlines specified by Euroclear or Clearstream prior to the Expiration Date.

“Blocking instructions” means:

•	irrevocable instructions to block any attempt to transfer your Eligible EUR Bonds on or prior to the Settlement Date;

•

irrevocable instructions to debit your account on or about the Settlement Date in respect of all of your Eligible EUR Bonds, or in respect of such lesser portion of your Eligible EUR Bonds as are accepted for purchase by Peru, upon receipt of an instruction by the Information and Exchange Agent; and

•	an irrevocable authorization to the custodian to disclose the identity of the participant account holder and account information to the Information and Exchange Agent, upon request;

subject to the automatic withdrawal of the irrevocable instruction in the event that the Offers are terminated by Peru and your right to withdraw your offer to tender prior to the Withdrawal Deadline.

A “direct participant” means a person shown in the records of Euroclear or Clearstream as a holder of Eligible EUR Bonds (except for either Euroclear or Clearstream in its capacity as an account holder of the others). Your tender, which includes your “blocking” instructions, must be delivered and received by Euroclear or Clearstream in accordance with the procedures established by them and on or prior to the deadlines established by each of those clearing systems. You are responsible for informing yourself of these deadlines and for arranging the due and timely delivery of “blocking” instructions to Euroclear or Clearstream.

Tender Offers with Respect to Eligible Bonds Held by Custodians

If you hold your Eligible Bonds through a custodian, you may not submit a tender directly. You should contact that custodian to tender on your behalf.

Deadlines

You are responsible for arranging the timely delivery of your tender offer pursuant to one of the procedures above.

None of Peru, the Joint Dealer Managers or the Information and Exchange Agent will be responsible for the communication of tenders by holders of Eligible Bonds to the direct participant in DTC, Euroclear or Clearstream through which they hold Eligible Bonds or through a broker, dealer, commercial bank or financial institution.

If you hold Eligible Bonds through a broker, dealer, commercial bank or financial institution, you should consult with that institution as to whether it will charge any service fees.

Acceptance of Offers; Proration; Denomination; Rounding

Peru reserves the right, in its sole discretion, to prorate one or more series of Eligible Bonds and may subject each series of Eligible Bonds to different proration factors, in its sole discretion.

Payment for Eligible Bonds accepted for purchase or exchange shall be made by Peru on the Settlement Date by depositing, or causing the deposit of, the Exchange Consideration, the Purchase Price, the Exchange Offer Accrued Interest, the Tender Offer Accrued Interest and the Cash Rounding Amount, as applicable, for all accepted Eligible Bonds in immediately available New Bonds or funds, as applicable, with DTC, Euroclear or Clearstream, as applicable, which will act as agents for tendering holders for the purpose of receiving such consideration and transmitting such consideration to such holders. Under no circumstances will interest on the Purchase Price, Exchange Offer Accrued Interest, Tender Offer Accrued Interest or Cash Rounding Amount, as applicable, be paid by Peru by reason of any delay of DTC, Euroclear or Clearstream in making payment on the Settlement Date.

Peru reserves the right, in its sole discretion, not to accept some or all Offers, to modify the Exchange Consideration or Purchase Price for Eligible Bonds upon the terms and conditions described herein, or to terminate the Offers for any reason.

Peru reserves the right to adjust any expected proration factors that it announces on the Acceptance Date and to announce that the Offers will be prorated, subject to the conditions described herein, even if no expected proration factors for Eligible Bonds are announced on the Acceptance Date.

In the event proration occurs with respect to tenders of Eligible Bonds, the principal amount of each tender accepted in the Offers will be determined by multiplying the tendered principal amount by the applicable proration rate and rounding the resulting amount down to the nearest authorized denomination as specified in “Summary—Transaction Summary—Denominations.” Depending on the principal amount of Eligible Bonds submitted for tender or exchange and the proration factor applied, if the principal amount of Eligible Bonds that are not accepted and returned to a holder as a result of proration would result in less than the minimum denomination being returned to such holder, Peru will either accept or reject all of such holder’s validly tendered Eligible Bonds.

Once Peru has announced by means of the News Service the acceptance of Offers in accordance with the terms of the Offers, Peru’s acceptance will be irrevocable and Offers, as so accepted, will constitute binding obligations of the tendering holders and Peru to settle the Offers, in the manner described under “—Settlement” below, subject in each case to the conditions described under “—Conditions to the Offers” above.

Irrevocability; Withdrawal Rights

Tenders of Eligible Bonds will become irrevocable at the Withdrawal Deadline. However, any tenders of Eligible Bonds may be withdrawn prior to the Withdrawal Deadline by withdrawing such tender in accordance with the procedures established by, and within the respective deadlines of DTC, Euroclear or Clearstream, as applicable. If you have requested that a custodian submit a tender on your behalf and you would like to withdraw your tender, you should contact that custodian and request it to withdraw your tender prior to the Withdrawal Deadline. You should be aware, however, that the custodian may impose earlier deadlines for withdrawing a tender in accordance with its procedures. If Peru does not accept all tenders for any reason pursuant to the terms and conditions of the Offers, any tenders not so accepted shall automatically be deemed to be withdrawn. If as a result of the proration Peru does not accept some or all of your Eligible Bonds, such unaccepted Eligible Bonds shall automatically be deemed to be withdrawn.

Tenders of Eligible Bonds must be in principal amounts that are minimum denominations. By tendering Eligible Bonds, you will be deemed to have made certain acknowledgments, representations, warranties and undertakings to Peru, the Joint Dealer Managers, and the Information and Exchange Agent. See “Holders’ Representations, Warranties and Undertakings.”

There is no letter of transmittal for the Offers.

Irregularities

All questions regarding the validity, form and eligibility, including time of receipt or revocation or revision, of any “blocking” instructions, exchange offer or tender offer will be determined by Peru in its sole and absolute discretion, which determination will be final and binding. Peru reserves the absolute right to reject tenders not in proper form or for which any corresponding agreement by Peru to exchange or purchase such Eligible Bonds may, in the opinion of Peru’s counsel, be unlawful. Peru reserves the absolute right to waive any of the conditions of the Offers or defects in tenders. None of Peru, any Joint Dealer Manager or the Information and Exchange Agent shall be under any duty to give notice to you, as the offering holder of Eligible Bonds, of any irregularities in exchange offers or exchanges, nor shall any of them incur any liability for the failure to give such notice.

No Participation by Peru

Peru may not submit any Eligible Bonds in the Exchange Offers or Cash Tender Offers.

Participation by Peruvian Governmental Entities

Peruvian governmental entities will be permitted to submit tenders in connection with the Offers.

“Peruvian governmental entity” means (i) any governmental agency or entity of Peru, including the Banco Central de Reserva del Peru (the “Central Bank of Peru”), (ii) any institution under the direct or indirect control of Peru or any Peruvian governmental agency or entity and (iii) any agency or entity acting at the direction of, or on behalf of, Peru. Regulation of financial institutions in Peru by regulatory authorities of Peru does not constitute control for this purpose.

Extensions; Amendments; Termination

The Offers will expire on the Expiration Date, unless Peru in its sole and absolute discretion extends the Expiration Date or terminates the Offers earlier.

At any time before Peru announces, on the Announcement Date, the acceptance of any exchange offers or tender offers, Peru may, in its sole and absolute discretion:

•	terminate either or both of the Exchange Offers or the Cash Tender Offers for one or more series of Eligible Bonds; or

•	extend the Expiration Date.

In addition, Peru reserves the right, in its sole and absolute discretion, at any time prior to the Expiration Date, to amend the Offers in any respect.

Publication

Information about the Offers will, to the extent provided in this prospectus supplement, be published by press release issued to the news media in accordance with applicable law and by an announcement on the website of the Luxembourg Stock Exchange (https://www.luxse.com/).

Settlement

On the Settlement Date, subject to the conditions set forth herein, Peru will purchase and exchange validly tendered and accepted Eligible Bonds from holders of Eligible Bonds.

Peru will cancel Eligible Bonds acquired pursuant to the Offers following the Settlement Date.

Exchanges or payments of validly tendered and accepted Eligible Bonds will be made in accordance with the description under “—Acceptance of Offers; Proration; Denomination; Rounding.” The determination by Peru of any calculation or quotation made with respect to the Eligible Bonds shall be conclusive and binding on you, absent manifest error.

On the Settlement Date:

•

If Peru has accepted your tenders, you, as the identified account holder, or DTC, Euroclear or Clearstream, as the case may be, on your behalf, must deliver to Peru good and marketable title to your Eligible Bonds, free and clear of all liens, charges, claims, encumbrances, interests, rights of third parties and restrictions of any kind.

•	In return you will receive, as applicable:

•	solely by credit to the DTC, Euroclear or Clearstream account in which your Eligible Bonds being exchanged were held, the New Bonds to which you are entitled; and

•

solely by same-day credit to the DTC, Euroclear or Clearstream account in which your Eligible Bonds being exchanged or tendered were held, the cash to which you are entitled pursuant to the terms of the Offers.

In accordance with the terms and conditions of the Eligible Bonds, Peru, through the Trustee, will cancel the Eligible Bonds it receives and accepts pursuant to the Exchange Offers and Cash Tender Offers as soon as practicable following the Settlement Date and inform the Luxembourg Stock Exchange of any such cancellation.

Failure to properly deliver good and marketable title to your Eligible Bonds against delivery of New Bonds and/or cash on time for any reason may result in the cancellation of your tenders. In the event a tendering holder or DTC, Euroclear or Clearstream, as the case may be, on its behalf, fails to make a delivery of good and marketable title to its Eligible Bonds for any reason on the applicable Settlement Date, Peru will only pay accrued and unpaid interest in respect of such validly tendered Eligible Bonds to (but excluding) the settlement date.

The determination by Peru of the consideration to be received by the holders and any other calculation or quotation made by Peru or the Joint Dealer Managers with respect to the Offers shall be conclusive and binding on you, absent manifest error.

Market for the Eligible Bonds and New Bonds

Peru intends to cancel all Eligible Bonds acquired by it pursuant to the Offers. Accordingly, the exchange or purchase of Eligible Bonds of any series pursuant to the Exchange Offers or Cash Tender Offers will reduce the aggregate principal amount of Eligible Bonds of the applicable series that otherwise might trade in the market, which could adversely affect the liquidity and market value of the remaining Eligible Bonds of that series not offered or accepted pursuant to the Offers. Eligible Bonds not exchanged or purchased pursuant to the Offers will remain outstanding. After the Offers, Peru intends to continue to list on the Luxembourg Stock Exchange the outstanding Eligible Bonds of each series that is currently listed on such stock exchange. Application will be made to list the New Bonds issued pursuant to the Offers on the Official List of the Luxembourg Stock Exchange and to have them admitted for trading on the Euro MTF Market.

Certain Other Matters

Peru reserves the right following completion or cancellation of the Offers to offer to exchange or purchase Eligible Bonds or sell new securities (including additional New Bonds), or to issue a new invitation to submit offers to exchange or sell Eligible Bonds or purchase new securities, in each case on terms that may be the same as, or more or less favorable than those contemplated by the Exchange Offers or Cash Tender Offers. The making of any such new offers and the making of any new invitation will depend on various factors, including interest rates prevailing at such time and the principal amount of Eligible Bonds retired pursuant to the Offers.

THE ELIGIBLE BONDS

The following tables do not purport to be complete and are qualified in their entirety by the applicable documentation for the Eligible Bonds, copies of which may be obtained from the Trustee.

The aggregate outstanding principal balance of all 2025 USD Bonds is approximately U.S.$424,614,000. The aggregate outstanding principal balance of all 2026 USD Bonds is approximately U.S.$346,221,000. The aggregate outstanding principal balance of all 2027 USD Bonds is approximately U.S.$617,667,000. The aggregate outstanding principal balance of all 2030 USD Bonds is approximately U.S.$645,446,000. The aggregate outstanding principal balance of all 2031 USD Bonds is approximately U.S.$3,207,050,000. The aggregate outstanding principal balance of all 2026 EUR Bonds is approximately €844,749,000. The aggregate outstanding principal balance of all 2030 EUR Bonds is approximately €935,004,000.

Eligible USD Bonds

The Eligible USD Bonds have the following characteristics:

Title	Outstanding Principal Amount		Maturity (mm/dd/yyyy)	ISIN	CUSIP	Common Code
7.350% USD-Denominated Global Bonds due 2025	U.S.$	424,614,000	7/21/2025	US715638AS19	715638AS1	022518259
2.392% USD-Denominated Global Bonds due 2026	U.S.$	346,221,000	1/23/2026	US715638DE95	715638DE9	216184084
4.125% USD-Denominated Global Bonds due 2027	U.S.$	617,667,000	8/25/2027	US715638BU55	715638BU5	128039414
2.844% USD-Denominated Global Bonds due 2030	U.S.$	645,446,000	6/20/2030	US715638DA73	715638DA7	201611407
2.783% USD-Denominated Global Bonds due 2031	U.S.$	3,207,050,000	1/23/2031	US715638DF60	715638DF6	216184157

Eligible EUR Bonds

The Eligible EUR Bonds have the following characteristics:

Title	Outstanding Principal Amount	Maturity (mm/dd/yyyy)	ISIN	CUSIP	Common Code
2.750% EUR-Denominated Global Bonds due 2026	€844,749,000	1/30/2026	XS1315181708	—	131518170
3.750% EUR-Denominated Global Bonds due 2030	€935,004,000	3/1/2030	XS1373156618	—	137315661

DESCRIPTION OF THE NEW BONDS

The New Bonds will be issued under the indenture dated as of August 25, 2015 (the “indenture”) among us, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg paying agent. The bonds will be issued under Ministerial Resolution No. 311-2025-EF/52, in accordance with Law No. 32187, Public Sector Indebtedness for Fiscal Year 2025 (Ley de Endeudamiento del Sector Público para el Año Fiscal 2025), which we refer to as the “Authorizing Regulations.” An English translation of the Authorizing Regulations can be requested from such ministry using the contact information on the back cover page of this prospectus supplement. The accompanying prospectus sets forth the general terms of the New Bonds. This prospectus supplement describes the terms of the New Bonds in greater detail than the accompanying prospectus and may provide information that differs from the accompanying prospectus. If the information in this prospectus supplement differs from the accompanying prospectus, you should rely on the information in this prospectus supplement.

General

Unless otherwise specified, references in this section to the “bonds” mean the New Bonds we are offering hereby. The information contained in this “Description of the Bonds” section and in the accompanying prospectus in “Description of the Securities” summarizes the material terms of the bonds and the indenture. However, because this is a summary, it does not contain all of the information that may be important to you as a potential investor in the bonds. Therefore, you should read the indenture and the form of the bonds before making your investment decision. We have filed copies of the indenture and the form of the bonds, and we will file copies of the bonds, with the SEC and at the office of the trustee in New York City. Copies of the indenture and the bonds will also be available from the paying agent at its address included on the back cover page of this prospectus supplement.

Terms of the Bonds

The bonds will:

•	mature at par;

•	bear interest that is computed on the basis of a 360-day year of twelve 30-day months;

•	pay interest semiannually;

•	at interest rates to be announced as soon as reasonably practicable after the pricing of the New Bonds, subject to market conditions;

•	except as set forth under “—Optional Redemption” not be redeemable before maturity and not be entitled to the benefit of any sinking fund;

•	be issued in fully registered form, without coupons, registered in the names of investors or their nominees in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof;

•

be our direct, general, unconditional, unsubordinated and unsecured external indebtedness and rank equally in right of payment with all of our other existing and future unsecured and unsubordinated external indebtedness;

•

be represented by one or more global bonds in fully registered form only, without coupons, registered in the name of a nominee of DTC. Beneficial ownership interests will be recorded only on, and transferred only through, the records maintained by DTC and its direct and indirect participants, including the depositaries for Euroclear and Clearstream; and

•	be available in definitive form only under certain limited circumstances.

Optional Redemption

We may, at our option, redeem the bonds, in whole or in part, at any time or from time to time prior to a par call date at a redemption price calculated by a calculation agent appointed by us equal to the greater of (1) 100% of the principal amount of such bonds and (2) the sum of the present values of the remaining payments, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread, plus, in each case, any accrued and unpaid interest on the principal amount of the bonds up to, but excluding, the redemption date.

“remaining payments” means the remaining payments of principal of and interest on the bonds that would be due after the related redemption date as if the bonds were redeemed on the par call date. If the applicable redemption date is not an interest payment date with respect to the bonds, the amount of the next succeeding scheduled interest payment on the bonds will be reduced by the amount of interest accrued on the bonds to such redemption date.

In addition, we may redeem the bonds, in whole or in part, at any time or from time to time on or after the par call date at a redemption price equal to 100% of the principal amount of the bonds to be redeemed plus accrued and unpaid interest.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the par call date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the par call date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the par call date, as applicable. If there is no United States Treasury security maturing on the par call date but there are two or more United States Treasury securities with a maturity date equally distant from the par call date, one with a maturity date preceding the par call date and one with a maturity date following the par call date, we shall select the United States Treasury security with a maturity date preceding the par call date. If there are two or more United States Treasury securities maturing on the par call date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

General Provisions Relating to Redemption

A notice of redemption will specify the redemption date for the bonds to be redeemed and may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and we will not be obligated to redeem such bonds.

In the event that fewer than all of the bonds are to be redeemed at any time, selection of the bonds for redemption will be made in compliance with the applicable procedures of DTC.

Notice of any redemption will be mailed by first-class mail, postage prepaid, or delivered in accordance with the procedures of DTC, at least 30 but not more than 60 days before the redemption date to holders of the bonds to be redeemed at their respective registered addresses. For so long as the bonds are listed on the Official List of the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of such exchange so require, we will also cause notices of redemption to be published as described under “—Notices.” We will pay the redemption price for the bonds to be redeemed together with accrued and unpaid interest thereon through the redemption date. On and after the redemption date, interest will cease to accrue on such bonds as long as we have deposited with the trustee or a paying agent funds in satisfaction of the applicable redemption price pursuant to the indenture.

Payments of Principal and Interest

We will pay on each bond:

•

principal and interest payable on any maturity date in U.S. dollars in immediately available funds to the person in whose name each bond is registered on its maturity date, upon presentation and surrender of the bond at the corporate trust office of the trustee or, subject to applicable laws and regulations, at the office of any paying agent; and

•	interest (other than interest payable on any maturity date), to the person in whose name the bond is registered at the close of business on the record date for the relevant interest payment date.

Because each bond will be represented by one or more global bonds and beneficial interests in the bonds may not be exchanged for bonds in physically-certificated form except in limited circumstances, we will make payments of principal and interest on each bond by directing the trustee to make a wire transfer of U.S. dollars to DTC or its nominee as the registered owner of the bonds, which will receive the funds for distribution to the beneficial owners. Upon receipt of any payment of principal of or interest on the bonds, DTC will credit the appropriate DTC participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such bonds as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in bonds held through such participants will be the responsibility of such participants. Each beneficial owner should contact the institution through which it intends to hold its beneficial interest in the bonds to determine how payments of principal or interest on those bonds will be credited to its account.

Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail, or direct the trustee to mail, a check to the holder of the affected bonds, on or before the due date for the payment at the address that appears on the security register maintained by the trustee on the applicable record date.

The record date with respect to any interest and/or principal payment date will be the third day prior to that interest and/or principal payment date, whether or not that record date is also a business day.

Any payment of principal or interest required to be made on a payment date that is not a business day may be made on the next business day with the same force and effect as if made on that payment date, and no interest will accrue with respect to the payment for the period from and after that payment date.

Pending payment of principal or interest on the bonds that becomes due, the trustee shall hold in trust, for the benefit of the beneficial owners of the bonds, the amounts transferred by us to the trustee for such purpose. Any moneys held by the trustee in respect of the bonds and remaining unclaimed for two years after such amounts shall have become due and payable must be returned by the trustee to us, upon the written request of us, and to the extent permitted by law, the holders of such bonds shall thereafter look only to us for any payment to which such holders may be entitled and all liability of the trustee with respect to such monies will thereupon cease.

We may acquire any of the bonds, in any manner and at any price, and may hold them, resell them, or surrender them to the trustee for cancellation. The bonds we acquire may be re-issued or resold only in compliance with the Securities Act and other applicable laws.

Paying Agent and Transfer Agent

Until the bonds are paid, we will maintain a paying agent, a registrar and a transfer agent in New York City. The Bank of New York Mellon will act as our paying agent.

We will apply to admit the bonds for listing on the Official List of the Luxembourg Stock Exchange and for trading on the Euro MTF Market. In addition, we will maintain a paying agent so long as the bonds are admitted to trading on the Euro MTF Market, and the rules of the Luxembourg Stock Exchange so require. We have initially appointed The Bank of New York Mellon to serve as our paying agent.

We may at any time appoint additional or replacement paying agents, transfer agents and registrars. We will promptly provide notice, as described under “—Notices,” of the termination or appointment of, or of any change in the office of, any paying agent or transfer agent.

You may contact the paying agents or the transfer agent at the addresses listed on the inside back cover page of this prospectus supplement.

Additional Amounts

We will pay all principal and interest on the bonds without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Peru, or any political subdivision or taxing authority therein or thereof having the power to tax, except as required by law. If we are required by law to make any such withholding or deduction, we will pay such additional amounts as may be necessary to ensure that the net amounts a holder receives after such withholding or deduction shall equal the amount that such holder would have received in the absence of such withholding or deduction. We will not, however, pay any additional amounts if a holder is subject to such withholding or deduction due to one of the following reasons:

•

the holder or beneficial owner of a bond having some present or former connection with Peru other than merely being a holder or beneficial owner of the bond or receiving payments of any nature on the bond or enforcing its rights in respect of the bond;

•

the failure of the holder or beneficial owner of a bond, or any other person through which the holder or beneficial owner holds a bond, to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Peru of such holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that (x) we or our agent have provided the holders with at least 60 days’ prior written notice of an opportunity to satisfy such a requirement, and (y) in no event shall such holder’s or beneficial owner’s or other person’s obligation to satisfy such a requirement require such holder or beneficial owner or other person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other person been required to file the Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY; or

•

the holder or beneficial owner of a bond, or any other person through which the holder or beneficial owner holds a bond, having presented the bond for payment (where such presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the bond for payment on any date during such 30-day period.

As used herein, “Relevant Date” in respect of any bond means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given to the holders (in the manner described in “—Notices”) that such monies have been so received and are available for payment.

No additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted or published in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

In addition, no additional amounts shall be payable in respect of any payment on a bond to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such bond.

Any reference to “principal” and/or “interest” hereunder or in the indenture shall be deemed to include any additional amounts which may be payable as described above.

Defined Terms

The following definitions are used in the bonds:

•

“External Indebtedness” means obligations of, or guaranteed, whether by contract, statute or otherwise, by Peru for borrowed money or represented by bonds, debentures, notes or similar instruments denominated or payable, or which, at the option of the holder, may be payable in a currency other than the currency of Peru or by reference to a currency other than the currency of Peru, other than any such obligations originally issued or incurred within Peru.

•	“Par Bonds” means the collateralized bonds issued under Peru’s 1996 financing plan.

•

“Public External Indebtedness” means any External Indebtedness that (a) is in the form of, or represented by, bonds, notes or other securities that are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market, including, without limitation, securities for resale under Rule 144A under the Securities Act, or any successor law or regulation of similar effect, and (b) has an original maturity of more than one year or is combined with a commitment so that the original maturity of one year or less may be extended at the option of Peru to a period in excess of one year.

•

“Project Financing” means any financing of all or part of the costs of the acquisition, construction or development of any project if the person or persons providing that financing expressly agree to limit their recourse to the project financed and the revenues derived from that project as the principal source of repayment for the funds advanced.

•

“Security Interest” means any security interest, including, without limitation, any lien, pledge, mortgage, deed of trust or charge, or any encumbrance or preferential arrangement that has the practical effect of constituting a security interest.

Negative Pledge

While any of the bonds are outstanding, Peru will not create or allow any Security Interest to be placed on or any part of its present or future revenues or assets to secure Public External Indebtedness, unless Peru creates or allows a Security Interest on the same terms for its obligations under the bonds. Peru may, however, create or allow:

•	Security Interests created before November 21, 2003;

•

Security Interests securing Public External Indebtedness incurred in connection with a Project Financing, provided that the Security Interest is solely in assets or revenues of the project for which the Project Financing was incurred;

•

Security Interests securing Public External Indebtedness Peru incurred or assumed to finance or refinance the acquisition of the assets in which those Security Interests have been created or allowed and any Security Interests existing on those assets at the time of their acquisition;

•

Security Interests securing Public External Indebtedness arising in the ordinary course to finance export, import or other trade transactions, and in which Public External Indebtedness matures, after giving effect to all renewals and refinancing thereof, not more than one year after the date on which that Public External Indebtedness was originally incurred;

•

Security Interests securing Public External Indebtedness that, together with all other Public External Indebtedness secured by Security Interests, excluding Public External Indebtedness secured by other permitted Security Interests, does not exceed U.S.$25,000,000 in aggregate principal amount, or its equivalent in other currencies;

•

Security Interests arising by operation of a currently existing law in connection with Public External Indebtedness, including, without limitation, any right of set-off with respect to demand or time deposits maintained with financial institutions and bankers’ liens with respect to property held by financial institutions, in each case deposited with or delivered to those financial institutions in the ordinary course of the depositor’s activities;

•

Security Interests issued upon surrender or cancellation of Par Bonds or the principal amount of any Public External Indebtedness outstanding as of June 5, 1996, in each case, to the extent that the Security Interest is created to secure Public External Indebtedness on a basis comparable to the Par Bonds;

•

Security Interests on shares of, or other assets of, any present or former Peruvian public sector entity created or granted by Peru in connection with, or in anticipation of, the privatization of that entity; and

•	any renewal or extension of any of the Security Interests stated above.

Collective Action Clauses

The bonds contain provisions regarding acceleration and voting on amendments, modifications and waivers that differ from the provisions governing the series of debt securities issued by Peru prior to August 6, 2015. These provisions are commonly referred to as “collective action clauses.” Under these provisions, Peru may amend certain key terms of the bonds, including the maturity date, amounts payable and other payment terms, with the consent of fewer than all the holders of the bonds. These collective action clauses are described below.

Meetings, Amendments and Waivers—Collective Action

Peru may call a meeting of the holders of bonds at any time to consider any matter regarding the indenture or the bonds. Peru will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, Peru or the trustee will call a meeting of holders of the bonds if the holders of at least 10% in principal amount of all bonds then outstanding have delivered a written request to Peru or the trustee (with a copy to Peru) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Peru will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders and their proxies are entitled to vote at a meeting of holders. Peru will set the procedures governing the conduct of the meeting and if additional procedures are required, Peru will consult with the trustee to establish such procedures as are customary in the market.

Modifications may also be approved by holders of the bonds pursuant to written action with the consent of the requisite percentage of the bonds. The trustee will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by the trustee.

The holders may generally approve any proposal by Peru to modify the indenture or the terms of the bonds with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the bonds.

However, holders may approve, by vote or consent through one of three modification methods, any proposed modification by Peru that would do any of the following (such subjects referred to as “reserved matters”) with respect to the bonds:

•	change the date on which any amount is payable on the bonds;

•	reduce the principal amount (other than in accordance with the express terms of the bonds and the indenture) of the bonds;

•	reduce the interest rate applicable to the bonds;

•	change the method used to calculate any amount payable on the bonds (other than in accordance with the express terms of the bonds and the indenture);

•	change the currency or place of payment of any amount payable on the bonds;

•	modify Peru’s obligation to make any payments on the bonds (including any redemption price therefor);

•	change the identity of the obligor under the bonds;

•	change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserved matter modification”;

•	change the definition of “uniformly applicable” or “reserved matter modification”;

•

authorize the trustee, on behalf of all holders of the bonds, to exchange or substitute all the bonds for, or convert all the bonds into, other obligations or securities of Peru or of any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of the bonds.

A change to a reserved matter, including the payment terms of any series of debt securities (including the bonds), can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

•

the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of a series affected by the proposed modification (but does not modify the terms of any other series of debt securities issued under the indenture);

•

where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of two or more series, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of all series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

Peru may select, in its discretion, any modification method for a reserved matter modification in accordance with the indenture and designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation. If any one or more series of debt securities issued under the FAA (as defined below) are included in a proposed modification affecting two or more series of debt securities under the indenture that seeks holder approval pursuant to a single aggregated vote, that modification will be uniformly applicable (as described above) to all such series, regardless of when they were issued.

For so long as any series of debt securities issued under the fiscal agency agreement, dated as of February 6, 2003, between Peru and The Bank of New York (as successor to JPMorgan Chase Bank), as fiscal agent, principal paying agent and registrar (as amended by Amendment No. 1 to the Fiscal Agency Agreement, dated November 21, 2003 and Amendment No. 2 to the Fiscal Agency Agreement dated October 14, 2004, the “FAA”) (the securities issued under the FAA, “FAA debt securities”) is outstanding, if Peru certifies to the trustee under the indenture and to the fiscal agent under the FAA that a cross-series modification under the indenture is being sought simultaneously with an “FAA reserve matter modification,” the FAA debt securities affected by such FAA reserve matter modification shall be treated as “series affected by that proposed modification” as that phrase is used in the indenture (as described in the preceding paragraphs); provided, however, that if Peru seeks a cross-series modification with single aggregated voting, the holders of any series of FAA debt securities affected by the FAA reserve matter modification must have been invited to exchange, convert or substitute such FAA debt securities for either (x) the same new instruments or other consideration as the holders of debt securities of each affected series of debt securities for which consent to the cross-series modification is sought or (y) new instruments or other consideration from an identical menu of instruments or other consideration as the holders of debt securities of each affected series of debt securities for which consent to the cross-series modification is sought.

It is Peru’s intention that in such circumstances, the votes of the holders of the affected FAA debt securities be counted for purposes of the voting thresholds specified in the indenture for the applicable cross-series modification as if those FAA debt securities had been affected by that cross-series modification although the holders of any bonds will be deemed to have acknowledged and agreed that the effectiveness of any modification, as it relates to the FAA debt securities, shall be governed exclusively by the terms and conditions of those FAA debt securities and by the FAA and shall not be binding upon holders of the FAA debt securities unless such modification would otherwise have been effective under the FAA; provided that no such cross series modification shall be effective unless such modification shall have also been effective with respect to the holders of the FAA debt securities under the FAA.

“FAA reserve matter modification,” as referred to above, means any modification to the terms and conditions of one or more series of the FAA debt securities, pursuant to the FAA.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserved matter, Peru will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•

a description of Peru’s economic and financial circumstances that are in Peru’s opinion relevant to the request for the proposed modification, a description of Peru’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

•

if Peru shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•	a description of Peru’s proposed treatment of external debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if Peru is then seeking any reserved matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of the debt securities of a series has approved any amendment, modification or change to, or waiver of, the debt securities or the indenture, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of that series, debt securities held by Peru or any public sector instrumentality of Peru or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification, if on the record date for the proposed modification or other action or instruction under the indenture, the debt security is held by Peru or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality, except that (x) debt securities held by Peru or any public sector instrumentality of Peru or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Peru or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, secretary, ministry or agency of Peru, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Further Issues

Without your consent, we may issue additional bonds with the same terms and conditions as the outstanding bonds, except for the issue date, issue price and amount of first interest payment, and we may consolidate the additional bonds to form a single series with the outstanding bonds; provided, however, that if any additional bonds are not fungible with the outstanding bonds for U.S. federal income tax purposes, such additional bonds shall be represented by a different CUSIP, ISIN or other identifying number from the outstanding bonds.

Notices

Notices will be mailed to holders at their registered addresses and will be deemed to have been given on the date of mailing. All notices to holders will be published, if and so long as the bonds are admitted for listing on the Official List of the Luxembourg Stock Exchange and for trading on the Euro MTF Market, and the rules of the Luxembourg Stock Exchange so require, in a daily newspaper of general circulation in Luxembourg or on the website of the Luxembourg Stock Exchange. We expect that we will initially make such publication in the Luxemburger Wort. If publication is not practicable, notices will be validly given if in accordance with the rules of the Luxembourg Stock Exchange.

Book-Entry, Delivery and Form

The certificates representing the bonds will be issued in the form of one or more global bonds, which we refer to in this prospectus supplement as the “global bonds.” Each global note will be deposited with or on behalf of DTC and registered in the name of DTC or its nominee. Except as described below, a global note may be transferred in whole and not in part and only to DTC or its other nominees.

Ownership of beneficial interests in the global bonds will be limited to “participants” who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global bonds will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants.

So long as DTC, or its nominee, is the registered owner or holder of the global bonds, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the bonds represented by the global bonds for all purposes under the indenture and the bonds. No beneficial owner of an interest in any global note may transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture and, if applicable, those of Euroclear and Clearstream. Payments of the principal of, and interest on, the global bonds will be made to DTC or its nominee, as the case may be, as the registered owner of the global bonds.

Certificated Securities

We will issue bonds in certificated form in exchange for global bonds only if:

•

we notify the depositary that it will no longer be the depositary for the bonds, the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary or is ineligible to act as depositary, and, if the depositary is located in the United States, we do not appoint a successor depositary within 90 days;

•

the depositary is located outside the United States and such depositary closes for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so;

•

the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the holders under the bonds and has been advised by its legal counsel that it should obtain possession of the bonds for the proceeding; or

•	we determine not to have any of the bonds represented by a global note.

If we issue certificated securities, they will have the same terms and authorized denominations as the global note. You may present certificated securities for transfer or exchange at the corporate trust office of the trustee in New York City, or at the office of any paying agent, according to the procedures in the indenture. When you surrender a certificated security for transfer or exchange, the trustee will authenticate and deliver to you a security or securities of the appropriate form and denomination and of the same aggregate principal amount as the security you are surrendering.

If any certificated security becomes mutilated, destroyed, lost or stolen you can have it replaced by delivering the security or the evidence of its loss, theft or destruction to the trustee or the paying agent. You will be required to indemnify the trustee and us before any replacement certificated security will be issued. All expenses, including our and the trustee’s reasonable legal fees and expenses, associated with obtaining such indemnity and in issuing the new certificated security will be borne by the owner of the mutilated, destroyed, lost or stolen, certificated security. Upon satisfaction of the foregoing conditions, you will receive from the trustee a replacement certificated security.

The trustee may require you to pay a fee sufficient to cover any stamp or other tax or governmental charge required to be paid with any transfer, exchange or negotiation.

As an owner of book-entry securities represented by a global bond, you will also be subject to the following restrictions:

•	you may not be able to transfer or sell your bonds to some insurance companies and other institutions that are required by law to own their bonds in certificated form; and

•	you may not be able to pledge your bonds in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

HOLDERS’ REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

By tendering your Eligible Bonds pursuant to the Offers, you are deemed to acknowledge, represent, warrant and undertake to Peru, the Joint Dealer Managers and the Information and Exchange Agent on the date that such tender is submitted, that:

•	you have received and reviewed this prospectus supplement and the accompanying prospectus;

•

you have tendered your Eligible Bonds subject to the terms and the conditions (including the jurisdictional restrictions) of the Offers as set forth in this prospectus supplement (and subject to Peru’s right to terminate or amend the Offers and to your right to withdraw your tender prior to the Withdrawal Deadline, in either case in the manner specified in the Offers);

•	you are a person for whom it is lawful to participate in the Offers under the applicable securities laws contained under the caption “Jurisdictional Restrictions” in this prospectus supplement;

•

if you hold your Eligible Bonds through Euroclear or Clearstream, you have (a) arranged for a direct participant in Euroclear or Clearstream, as appropriate, to deliver “blocking” instructions with respect to the Eligible Bonds to Euroclear or Clearstream, as appropriate, in the manner specified in the Offers, (b) authorized Euroclear or Clearstream, as appropriate, in accordance with their procedures and deadlines, to (i) block any attempt to transfer prior to the Settlement Date such Eligible Bonds, (ii) cancel such Eligible Bonds (or such lesser portion as shall be accepted for exchange or purchase by Peru) upon receipt of an instruction from the Information and Exchange Agent on or after the Settlement Date to have such Eligible Bonds cancelled and (iii) disclose the name of the registered holder and information about the foregoing instructions with respect to such Eligible Bonds, (c) further authorized the Information and Exchange Agent to instruct Euroclear or Clearstream, as appropriate, as to the aggregate principal amount of such Eligible Bonds that shall have been accepted for exchange or purchase by Peru, and (d) represented that you have instructed Euroclear or Clearstream, as the case may be, as to the accounts to which any New Bonds issuable pursuant to exchange offers made hereby should be credited;

•

if you hold your Eligible Bonds through DTC: (a) such Eligible Bonds are, at the time of electronic acceptance, and will continue to be, until the time of settlement on the Settlement Date, held by you at DTC; and (b) you have issued an instruction through DTC’s ATOP system to effect the transfer of such Eligible Bonds to the Information and Exchange Agent’s account at DTC by the deadline specified in the Offers;

•

you own, or have confirmed that the party on whose behalf you are acting owns, on the date of submission, the Eligible Bonds being offered and you have the full power and authority to sell, assign, transfer and tender the Eligible Bonds, and that if the same are validly tendered and accepted by Peru pursuant to the Offers, Peru will acquire good, indefeasible, unencumbered, full and marketable title thereto on the Settlement Date, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

•	you are submitting a separate tender and blocking instruction on your own behalf;

•	if you are acting on behalf of one or more parties, you are submitting a separate tender and blocking instruction for each of the parties on whose behalf you are acting;

•

you agree that the accrued but unpaid interest on your Eligible Bonds accepted for exchange or purchase shall be paid to you on the Settlement Date by credit to the DTC, Euroclear or Clearstream account in which your Eligible Bonds were held, notwithstanding any other provision of the Eligible Bonds; and

•	you will, upon request, execute and deliver any additional documents deemed by the Information and Exchange Agent or Peru to be necessary or desirable to complete such exchange or tender for cash.

TAXATION

General

An exchange pursuant to the Offer may be a taxable transaction under the laws applicable to you. You should consult your own tax advisor to determine your particular tax consequences in respect of the exchange of the Eligible USD Bonds for the New Bonds pursuant to the Offer or the purchase, ownership or sale of the New Bonds.

United States Federal Income Taxation

The following discussion summarizes certain U.S. federal income tax considerations relating to the exchange of the Eligible USD Bonds for the New Bonds or the tender of the Eligible Bonds pursuant to the Offer and to the acquisition, ownership and disposition of the New Bonds. This summary is based on the U.S. Internal Revenue Code of 1986 (the “Code”), final, temporary and proposed U.S. Treasury regulations, administrative pronouncements and judicial interpretations, all of which are subject to change, possibly with retroactive effect. This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules.

This summary deals only with holders that hold the Eligible Bonds and/or the New Bonds as capital assets and that acquire the New Bonds pursuant to the Offer. It does not address tax considerations that may be relevant to you in light of your particular circumstances, including any special tax accounting rules set forth in Section 451 of the Code, alternative minimum tax or Medicare contribution tax consequences, or different tax consequences that may apply if you are, for instance, an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, tax-exempt organization, regulated investment company, life insurance company, dealer or trader in securities, currencies, notional principal contracts or commodities, trader in securities that makes a mark-to-market election with respect to the Eligible Bonds and/or the New Bonds, a person that holds the Eligible Bonds and/or will hold the New Bonds as a hedge against interest rate risk or as a position in a “straddle” or conversion transaction or other integrated investment, a person whose “functional currency” is not the U.S. dollar, U.S. expatriates or former long term residents of the United States, a person who tenders Eligible Bonds and acquires the New Bonds for cash in connection with any concurrent offering, a person holding Eligible Bonds, or a person who will be holding the New Bonds, in connection with a trade or business conducted outside of the United States, a tax-exempt entity, “individual retirement account” or “Roth IRA”, a partnership or other entity treated as a partnership for U.S. federal income tax purposes or a partner therein.

You should consult your own tax advisors in determining the tax treatment of the exchange of the Eligible USD Bonds or the tender of the Eligible Bonds pursuant to the Offer and of the acquisition, ownership and sale of the New Bonds, including the relevance to your particular situation of the tax considerations discussed below and of any relevant state, local or other tax laws.

Except as discussed under “Non-United States Holders” and “Backup Withholding and Information Reporting,” this discussion applies only to U.S. Holders. You are a U.S. Holder if you are, for U.S. federal income tax purposes, a beneficial owner that is:

•	an individual citizen or resident of the United States;

•	a corporation, or any other entity taxable as a corporation, created or organized in or under the laws of the United States or of any state thereof (including the District of Columbia);

•

a trust that (1) all substantial decisions of which are subject to the control of one or more United States persons and the administration of which is subject to the primary supervision of a court within the United States, or (2) that has a valid election in effect under the applicable U.S. Treasury regulations to be treated as a United States person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-United States Holder” is a beneficial owner of an Eligible Bond and/or a New Bond that is not a U.S. Holder.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Eligible Bonds and/or the New Bonds, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that holds or acquires the Eligible Bonds and/or the New Bonds are urged to consult their own tax advisors.

United States Holders

Exchange of the Eligible USD Bonds for the New Bonds

For U.S. federal income tax purposes, an exchange of the Eligible USD Bonds for the New Bonds will be considered a modification of the Eligible USD Bonds. Generally, the modification of a debt instrument results in a deemed exchange of the original debt instrument for a modified instrument if the modification is “significant” within the meaning of U.S. Treasury regulations promulgated under Section 1001 of the Code (the “Regulations”). A deemed exchange would be a taxable event unless a nonrecognition provision of the Code were to apply. Under the Regulations, the modification of a debt instrument is a significant modification if, based on all the facts and circumstances (and, subject to certain exceptions, taking into account all modifications of the debt instrument collectively), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” The Regulations provide that a change in yield in excess of the greater of (x) 1/4 of one percent (25 basis points) and (y) five percent of the annual yield on the unmodified debt instrument (determined as of the date of the modification) is a significant modification. The Regulations also provide that a change in the timing of payments on a debt instrument is a significant modification if it results in the material deferral of scheduled payments either through an extension of the final maturity or through deferral of payments due prior to maturity. The materiality of the deferral depends on all the facts and circumstances, including the length of the deferral, the original term of the instrument, the amounts of the payments that are deferred, and the time period between the modification and the actual deferral of payments. Pursuant to a safe harbor rule, a deferral of a scheduled payment for a period equal to the lesser of fifty percent (50%) of the original term of the instrument and five (5) years from the original due date of the first payment that is deferred is not treated as a material deferral. A modification of a debt instrument that is not a significant modification does not result in a deemed exchange.

Because a number of material substantive terms of the Eligible USD Bonds (e.g., repayment schedules and yield) will change as a result of the exchange of the Eligible USD Bonds for the New Bonds, the exchange should constitute a significant modification of the Eligible USD Bonds for U.S. federal income tax purposes. Accordingly, the exchange of the Eligible USD Bonds for the New Bonds should be a taxable exchange, and the remainder of this discussion assumes such treatment.

You will recognize gain or loss in connection with the exchange equal to the difference, if any, between the amount you realize on the exchange and your adjusted basis in the Eligible USD Bonds that you exchange. For this purpose, the amount you realize on the exchange will be equal to the issue price (determined as described below) of the New Bonds you receive in the exchange plus the amount of cash you receive, if any, in connection with the exchange, less any amounts attributable to accrued but unpaid interest and market discount (to the extent not previously included in income) on the Eligible USD Bonds, which will be taxed as foreign source ordinary income. Your adjusted tax basis in your Eligible US Bonds generally will be your initial tax basis in the Eligible Bonds, increased by any market discount (as described in the accompanying prospectus) included in your gross income and decreased (but not below zero) by any amortizable bond premium which you had previously amortized. Your basis in the New Bonds received in the exchange will be equal to their issue price.

Except to the extent attributable to accrued but unpaid interest or accrued market discount and except as otherwise described below, gain or loss recognized on the exchange of the Eligible USD Bonds will be capital gain or loss and will be long term capital gain or loss if you held the Eligible USD Bonds for more than one year. Certain non-corporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gain. The ability of a U.S. Holder to offset capital losses against ordinary income is subject to limitations. Gain or loss on the sale, exchange or other disposition of the Eligible USD Bonds generally will be treated as U.S. source gain or loss.

Tender of the Eligible Bonds

You will generally recognize gain or loss on the tender of the Eligible Bonds in an amount equal to the difference between the amount you realize on such tender (less amounts attributable to any accrued but unpaid interest (to the extent not previously included in income) or market discount, which will be taxable as foreign source ordinary interest income) and your adjusted basis in the Eligible Bonds.

Except as otherwise described below, gain or loss recognized on the tender of the Eligible Bonds will be capital gain or loss. Such gain or loss will generally be long-term capital gain or loss if your holding period for the Eligible Bonds is more than one year. Certain U.S. non-corporate Holders (including individuals) are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gain. The ability of a U.S. Holder to offset capital losses against ordinary income is subject to limitations. Gain or loss on the tender of the Eligible Bonds generally will be treated as U.S. source gain or loss.

Because the Eligible EUR Bonds are denominated in Euros, U.S. Holders that tender the Eligible EUR Bonds may be required to recognize foreign currency gain or loss on such tender of the Eligible EUR Bonds equal to the difference, if any, between the U.S. dollar value of your adjusted tax basis as of the date the principal is received or the New Bond is disposed of and the U.S. dollar value of your adjusted tax basis as of the date you receive the New Bond. Any gain or loss that is attributable to changes in foreign currency exchange rates will be treated as U.S. source ordinary income or loss. U.S. Holders of the Eligible EUR Bonds are urged to consult their own tax advisors about the U.S. tax consequences of the tender of the Eligible EUR Bonds, including the proper tax treatment of any foreign currency gain or loss.

Tax Considerations for Non-Exchanging and Non-Tendering U.S. Holders

The Offers will not result in a taxable event for you if you do not exchange or tender your Eligible Bonds pursuant to the Offers. In that case, you will continue to have the same adjusted tax basis in, and holding period for, your Eligible Bonds as you had immediately prior to the offers.

Taxation of the New Bonds

Interest on the New Bonds. Interest on the New Bonds will generally be subject to United States taxation (other than payments of amounts accrued prior to the exchange, which will be treated as non-taxable returns of capital). Subject to the discussion under “Acquisition Premium, Amortizable Bond Premium” and “Original Issue Discount” in the accompanying prospectus, you will be subject to tax on such interest as ordinary income at the time it accrues or is received in accordance with your method of accounting for tax purposes. It is expected, and this discussion assumes, that the New Bonds will be issued without original issue discount for U.S. federal income tax purposes. If, however, the New Bonds’ principal amount exceeds their issue price by an amount that equals or exceeds 0.25% of the principal amount multiplied by the number of complete years to maturity, you will be required to include the excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Interest income on the New Bonds will be treated as foreign source income for the purposes of calculating a U.S. Holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and their timing are extremely complex. U.S. Holders are advised to consult their own tax advisors regarding the application of the foreign tax credit rules to their particular situation.

Disposition of the New Bonds. You will generally recognize gain or loss on the sale, exchange or other disposition of the New Bonds in an amount equal to the difference between the amount you realize on such sale, exchange or other disposition (less any accrued interest, which will be taxable as foreign source ordinary interest income) and your adjusted basis in the New Bonds. Your adjusted basis in the New Bonds will be equal to your initial basis in the New Bonds determined as described above under “—Exchange of the Eligible USD Bonds for the New Bonds.”

Gain or loss recognized on sale, exchange or other disposition of the New Bonds will be capital gain or loss. Such gain or loss will generally be long-term capital gain or loss if your holding period for the New Bonds is more than one year. Certain U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gain. The ability of a U.S. Holder to offset capital losses against ordinary income is subject to limitations. Gain or loss on the sale, exchange or other disposition of the New Bonds generally will be treated as U.S. source gain or loss.

Non-United States Holders

Subject to the discussion of backup withholding below, if you are a Non-United States Holder, the interest income and gains that you derive in respect of the Eligible Bonds and the New Bonds generally will be exempt from U.S. federal income taxes, including withholding tax. However, to receive this exemption you may be required to satisfy certain certification requirements (described below in “Backup Withholding and Information Reporting”) of the U.S. Internal Revenue Service to establish that you are a Non-United States Holder.

Even if you are a Non-United States Holder, you may still be subject to U.S. federal income taxes on any interest income you derive in respect of the New Bonds if such interest is effectively connected with the conduct of your trade or business within the United States.

If you are a Non-United States Holder, any gain you realize on a sale or exchange of the Eligible Bonds or the New Bonds generally will be exempt from U.S. federal income tax, including withholding tax, unless:

•	such gain is effectively connected with the conduct of your trade or business within the United States; or

•	if you are an individual, you are present in the United States for a total of 183 days or more during the taxable year in which such gain is realized and either:

•	such gain is attributable to your office or fixed place of business maintained in the United States; or

•	you have a tax home in the United States.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to payments in respect of the Eligible Bonds or the New Bonds within the United States if you are not a corporation, and backup withholding will apply to such payments if you (i) fail to provide an accurate taxpayer identification number, (ii) are notified by the U.S. Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax return, or (iii) otherwise fail to comply with applicable certification requirements. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

Backup withholding and information reporting will not apply to payments made within the United States by Peru or any agent thereof (acting in such capacity) to you if you are a Non-United States holder so long as either (i) if you are the beneficial owner, you certify to Peru or its agent, under penalties of perjury, that you are a Non-United States Holder and provide your name and address or (ii) you have otherwise established an exemption, and provided that neither Peru nor its agent has actual knowledge that you are not a Non-United States Holder or that the conditions of any exemption are not in fact satisfied.

Similar rules requiring information reporting and, in certain circumstances, backup withholding will apply with respect to sales of the New Bonds through certain brokers.

You should consult your tax adviser regarding your reporting obligations with respect to the Eligible Bonds and the New Bonds.

Peruvian Income Tax Consequences

The following is a summary of certain aspects of Peruvian income taxation that may be relevant to:

•	holders of Eligible USD Bonds that offer those bonds for exchange pursuant to the Offers; and

•	holders of New Bonds in connection with the holding and disposition of those bonds acquired pursuant to the Offers.

The summary is based on Peruvian laws, rules and regulations now in effect, all of which are subject to changes. This summary is not intended to constitute a complete analysis of the Peruvian income tax consequences of the exchange of Eligible USD Bonds for New Bonds, or the tender of Eligible Bonds for cash, as applicable, or the acquisition, ownership or disposition of the New Bonds.

No Peruvian withholding or other Peruvian taxes will apply to the exchange of Eligible USD Bonds for New Bonds, or the tender of Eligible Bonds for cash, as applicable, pursuant to the Offers or the payment of the accrued interest or rounding amounts in respect of any Eligible Bonds so exchanged.

Interests and capital gains resulting from any trades of New Bonds, will not be subject to Peruvian income tax or other Peruvian taxes. This is due to a permanent exemption provided in Peruvian income tax law.

Nevertheless, if such exception is left without effect in the future, payments of interests to non-Peruvian holders will be made free and clear of, and without deduction for or on account of Peruvian taxes, unless such non-Peruvian holder of New Bonds has some connection with Peru other than the mere holding of those bonds, or the receipt of principal or interest in respect of such bonds.

PLAN OF DISTRIBUTION

Peru has entered into a dealer manager agreement with the Joint Dealer Managers for the Offers. Pursuant to the dealer manager agreement, Peru has:

•	retained the Joint Dealer Managers to act, directly or through affiliates, on behalf of Peru as the Joint Dealer Managers in connection with the Offers;

•	agreed to pay the Joint Dealer Managers a fee based on the aggregate principal amount of New Bonds that are issued in the Exchange Offers;

•	agreed to reimburse the Joint Dealer Managers for certain expenses in connection with the Offers;

•

agreed that, from the date hereof through the period ending 15 days after the Settlement Date, Peru will ensure that no other dollar-denominated debt securities of Peru (other than debt securities with a maturity of one year or less) are placed or sold in the international capital markets, directly or indirectly on its behalf, in any manner which might, in the reasonable opinion of the Joint Dealer Managers, have a detrimental effect on the successful offering and distribution of the New Bonds, unless the Joint Dealer Managers otherwise agree in writing; and

•

agreed to indemnify the Joint Dealer Managers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Joint Dealer Managers may be required to make because of those liabilities.

The dealer manager agreement contains various other representations, warranties, covenants and conditions customary for agreements of this sort.

At any given time, the Joint Dealer Managers may trade the New Bonds or other debt securities of Peru for their own accounts or for the accounts of customers and may accordingly hold a long or short position in the Eligible Bonds or other securities of Peru.

The Joint Dealer Managers are relying on an exemption under Rule 101 of Regulation M of the Exchange Act with respect to the trading activities of the Joint Dealer Managers and certain of their affiliates in connection with the Offers.

If the Joint Dealer Managers acquire any New Bonds pursuant to the Offers, they may resell the New Bonds from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale.

The Joint Dealer Managers and their affiliates have provided, and expect to provide in the future, financial advisory, investment banking and general banking services to Peru and its governmental agencies and instrumentalities, for which they have received and expect to receive customary fees and commissions. The Joint Dealer Managers and their affiliates may, from time to time, engage in transactions with and perform services for Peru in the ordinary course of business.

Peru has retained Global Bondholder Services Corporation to act as the Information and Exchange Agent in connection with the Offers.

JURISDICTIONAL RESTRICTIONS

The distribution of this prospectus supplement and the accompanying prospectus and the transactions contemplated by this prospectus supplement may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required to inform themselves of and to observe any of the applicable restrictions.

The following summary of foreign jurisdiction offering and sale limitations and qualifications has been prepared only for your general information. Peru does not assume any responsibility for the accuracy, completeness or fairness of the statements contained herein.

This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation.

In any jurisdiction in which the Offers are required to be made by a licensed broker or dealer and in which the Joint Dealer Managers or any of their respective affiliates is so licensed, it shall be deemed to be made by such Joint Dealer Manager or such affiliate on behalf of Peru.

Notice to Prospective Investors in the European Economic Area

Each Joint Dealer Manager has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any New Bonds to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

a)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

b)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Each person in the EEA who receives any communication in respect of, or who acquires any New Bonds under, the offers to the public contemplated in this prospectus supplement, or to whom the New Bonds are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each Joint Dealer Manager and Peru that it and any person on whose behalf it acquires New Bonds is not a “retail investor” in the EEA (as defined above).

Notice to Prospective Investors in the United Kingdom

Each Joint Dealer Manager has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any New Bonds to any retail investor in the United Kingdom (“UK”). For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

a)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

b)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of UK domestic law by virtue of the EUWA.

Each person in the United Kingdom who receives any communication in respect of, or who acquires any New Bonds under, the offers to the public contemplated in this prospectus supplement, or to whom the New Bonds are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each Joint Dealer Manager and Peru that it and any person on whose behalf it acquires New Bonds is not a “retail investor” in the United Kingdom (as defined above).

Each Joint Dealer Manager has represented and agreed that:

a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the New Bonds in circumstances in which Section 21(1) of the FSMA does not apply to Peru; and

b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the New Bonds in, from or otherwise involving the United Kingdom.

This prospectus supplement is for distribution only to persons who: (i) are outside the United Kingdom; (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (iii) are persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The New Bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the New Bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the New Bonds, constitutes or will constitute a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the New Bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Netherlands

The New Bonds may not be offered or sold, directly or indirectly, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Notice to Prospective Investors in Taiwan

Each Joint Dealer Manager has represented and warranted that the offer of the New Bonds has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations, and the New Bonds may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan requiring registration or approval of the Financial Supervisory Commission of Taiwan. Each Joint Dealer Manager has represented and warranted that no person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the New Bonds in Taiwan.

Notice to Prospective Investors in Hong Kong

The New Bonds may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the New Bonds may be issued or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to New Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Japan

The New Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each Joint Dealer Manager has agreed that it will not offer or sell any New Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the New Bonds may not be circulated or distributed, nor may the New Bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions set forth in the SFA.

Where the New Bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the New Bonds pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the New Bonds are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The New Bonds may be sold only to purchasers in the provinces of Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the New Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Joint Dealer Managers are not required to comply with the disclosure requirements of the NI 33-105 regarding underwriter conflicts of interest in connection with the Offers.

Notice to Prospective Investors in the Republic of Korea

The New Bonds may not be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The New Bonds have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the New Bonds may not be re-sold to Korean residents unless the purchaser of the New Bonds complies with all applicable regulatory requirements (including, but not limited to, government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Notice to Prospective Investors in Peru

The New Bonds will not be subject to a public offering in Peru. This prospectus supplement and the New Bonds have not been, and will not be, registered with or approved by the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores, or “SMV”) or the Lima Stock Exchange (Bolsa de Valores de Lima S.A.A.). Accordingly, the New Bonds cannot be offered or sold in Peru, except if (i) the New Bonds are previously registered with the SMV or (ii) such offering is considered to be a private offering under the securities laws and regulations of Peru. The Peruvian securities laws establish, among other things, that an offer directed exclusively to institutional investors (as defined under Peruvian law) qualifies as a private offering. In making an investment decision, institutional investors (as defined under Peruvian law) must rely on their own examination of the terms of the offering of the New Bonds to determine their ability to exchange their Eligible USD Bonds for the New Bonds. No offer or invitation to subscribe for or sell the New Bonds or beneficial interests therein can be made in Peru except in compliance with the securities laws thereof.

Notice to Prospective Investors in Brazil

The New Bonds have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Securities Commission of Brazil (Comissão de Valores Mobiliários, or “CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the New Bonds in Brazil is not legal without prior registration under Law No. 6,385 of December 7, 1976, as amended, and Instruction No. 160, issued on July 13, 2022, as amended. Documents relating to the offering of the New Bonds may not be delivered in Brazil.

VALIDITY OF THE NEW BONDS

The validity of the New Bonds will be passed upon for Peru by Baker & McKenzie LLP, New York, New York, United States counsel to Peru, and by J&A Garrigues Perú S. Civil de R. L., Peruvian counsel to Peru, and for the Joint Dealer Managers by Davis Polk & Wardwell LLP, New York, New York, United States counsel to the Joint Dealer Managers, and by Estudio Rubio, Leguía, Normand y Asociados S. Civil de R. L., Peruvian counsel to the Joint Dealer Managers.

GENERAL INFORMATION

Peru has obtained, or will obtain before the issue date, all consents and authorizations that are necessary under Peruvian law for:

•	the issuance of the New Bonds; and

•	the performance of its obligations under the New Bonds and the Indenture.

The New Bonds will be issued under Ministerial Resolution No. 311-2025-EF/52, in accordance with Law No. 32187, Public Sector Indebtedness for Fiscal Year 2025 (Ley de Endeudamiento del Sector Público para el Año Fiscal 2025) and the Legislative Decree No. 1437, as amended (Decreto Legislativo del Sistema Nacional de Endeudamiento Público).

Listing and Admission to Trading

Application will be made to list the New Bonds pursuant to the Offers on Official List of the Luxembourg Stock Exchange and to have them admitted for trading on the Euro MTF Market of the Luxembourg Stock Exchange.

PROSPECTUS

The Republic of Peru

Debt Securities

Warrants

Units

Peru may from time to time offer and sell its debt securities, warrants and units in amounts, at prices and on terms to be determined at the time of sale and as provided in one or more supplements to this prospectus. Peru may offer securities with an aggregate principal amount of up to U.S.$11,625,734,446 (or its equivalent in other currencies). The debt securities will be direct, general, unconditional, unsubordinated and unsecured obligations of Peru. Peru has pledged its full faith and credit to make all payments on the debt securities when due. The debt securities will rank equally, without any preference among themselves, with all other existing and future unsecured and unsubordinated external indebtedness of Peru.

The debt securities will contain “collective action clauses,” unless otherwise indicated in the applicable prospectus supplement. Under these provisions, which differ from the terms of Peru’s external indebtedness issued prior to August 6, 2015, Peru may amend the payment provisions of the securities and other reserve matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount outstanding of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 66 2⁄3% of the aggregate principal amount of the outstanding securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding securities of each series affected by the proposed modification, taken individually. Debt securities issued by Peru prior to August 6, 2015 were issued pursuant to a fiscal agency agreement and contained different collective action clauses from those applicable to the debt securities to be issued and sold pursuant to this prospectus.

Peru will provide specific terms of the securities to be issued in one or more supplements to this prospectus. This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement.

Peru may sell the securities directly, through agents designated from time to time or through underwriters or dealers. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

You should read this prospectus and any prospectus supplements carefully before you invest. You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Peru has not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than the date on the cover page of those documents.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 25, 2022.

Peru is not making an offer of these securities in any jurisdiction where the offer is not permitted. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may be accurate only as of the date of this document.

Prospectus

i

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities that Peru may offer under the “shelf” registration statement it has filed with the U.S. Securities and Exchange Commission (the “SEC”). Each time Peru sells some of the securities pursuant to that registration statement, it will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from that in any prospectus supplement, you should rely on the updated information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described in “Where You Can Find More Information.”

DATA DISSEMINATION

Peru subscribes to the IMF’s Special Data Dissemination Standard (the “SDDS”), which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscriber countries to provide schedules indicating the date on which data will be released, referred to as the “Advance Release Calendar.” Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the IMF’s Dissemination Standards Bulletin Board. The Internet website is located at http://dsbb.imf.org/Applications/web/sddscountrylist/. Neither Peru nor any agents or underwriters in respect of any issuance of securities related to this prospectus acting on behalf of Peru accept any responsibility for information included on, or accessible through, that website, and its contents are not intended to be incorporated by reference into this prospectus or any prospectus supplement.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, Peru will use the proceeds from the sale of securities offered by this prospectus for the general purpose of the government, including, but not limited to, financial investment and the refinancing, repurchasing or retiring of its domestic and external indebtedness. Peru may also issue securities offered by this prospectus in exchange for any of its outstanding securities.

DESCRIPTION OF THE SECURITIES

This prospectus provides a general description of the debt securities, warrants and units that Peru may offer. Each time it offers securities, Peru will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from that in any prospectus supplement, you should rely on the updated information in the prospectus supplement.

Debt Securities

Peru will issue the debt securities under an indenture between Peru and the financial institution named therein, as trustee. Whenever Peru issues a series of debt securities, it will attached the indenture pursuant to which the securities are issued as an exhibit to the registration statement of which this prospectus forms a part. The name of the trustee will be set forth in the applicable prospectus supplement relating to the relevant series of debt securities.

The following description summarizes some of the more relevant terms of the debt securities and the indenture pursuant to which the debt securities are to be issued. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the indenture, the prospectus supplement and the forms of debt securities before making your investment decision. Peru will file the indenture (which may be amended from time to time) and the forms of debt securities with the SEC. The debt securities, units or warrants that are issued under the indenture are not and will not be subject to the U.S. Trust Indenture Act of 1939, as amended.

In this description of the debt securities, you will see some capitalized terms. These terms have particular legal meanings, which you can find under “—Defined Terms.”

Overview

The prospectus supplement relating to any series of debt securities offered will include specific terms relating to that series of debt securities. Those terms will include some or all of the following:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•

if that series of debt securities will bear interest, the interest rate, which may be fixed or floating, the date from which interest will accrue, and the interest payment dates and the record dates for these interest payment dates;

•	the maturity date or dates;

•	a description of any index Peru will use to determine the amount of principal, premium or interest payments;

•	the places where and the manner in which principal, interest and other payments will be made;

•	the form of debt security, and, in the case of global securities, the depositary;

•	if that series of debt securities will be guaranteed, the guarantor and whether the guarantee will be partial or full;

•	any mandatory or optional sinking fund provisions;

•	any provisions that will allow Peru to redeem that series of debt securities at its option;

•	any provisions that entitle the holders to early repayment at their option;

•	the currency in which that series of debt securities is denominated and in which Peru will make payments;

•	if other than the law of the State of New York, the law of the governing jurisdiction;

•	the authorized denominations;

•	any additional agreements of Peru and any additional events that give holders of that series of debt securities the right to accelerate the maturity of the debt securities;

•	any terms upon which holders of that series of debt securities may exchange or convert the debt securities;

•	whether that series of debt securities will be listed and, if listed, the stock exchanges on which it will be listed; and

•	any other terms of that series of debt securities that do not conflict with the provisions of the indenture.

Peru may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or into which it will be converted will be described in the prospectus supplement relating to that exchangeable or convertible debt security.

Peru may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is below market rates. Peru may also issue floating-rate debt securities that are exchangeable for fixed-rate debt securities. Peru will describe any special U.S. federal income tax consequences in the prospectus supplements for these offerings.

Peru is not required to issue all of its debt securities under the indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain terms different from those included in the indenture and described in this prospectus.

Status

The debt securities will be direct, general, unconditional, unsubordinated and unsecured obligations of Peru. Peru has pledged its full faith and credit to make all payments on the debt securities when due. The debt securities will rank equally, without any preference among themselves, with all of Peru’s other existing and future unsecured and unsubordinated External Indebtedness. It is understood that this provision will not be construed to require Peru to make payments under the debt securities ratably with payments being made under any other unsecured and unsubordinated External Indebtedness.

Form and Denomination

Unless otherwise provided in the prospectus supplement for an offering, Peru will issue debt securities:

•	denominated in U.S. dollars;

•	in fully registered book-entry form;

•	without coupons; and

•	in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Debt securities in book-entry form will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”). Beneficial ownership interests in a global security will only be recorded on, and transferred through, the records maintained by DTC and its participants, including the depositaries for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream”).

Payments

Peru will arrange for payments to be made on global debt securities by wire transfer to the applicable clearing system, or to its nominee or common depositary, as the registered owner of the debt securities, which will receive the funds for distribution to the holders. See “—Ownership of Book-Entry Securities.”

Peru will arrange for payments to be made on registered certificated debt securities on the specified payment dates to the registered holders of the debt securities. Peru will arrange for such payments by wire transfer or by check mailed to the holders at their registered addresses.

If any money that Peru pays to the trustee or any paying agent to make payments on any debt securities is not claimed at the end of two years after the applicable payment was due and payable, then the money will be returned to Peru. Peru will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the trustee nor any paying agent will be liable for the payment. However, Peru’s obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the debt securities (see “—Limitations on Claims”).

Indenture trustee

The indenture establishes:

•	the obligations of the indenture trustee;

•	the right to indemnification of the indenture trustee;

•	the liability and responsibility, including limitations on liability and responsibility, for actions that the indenture trustee takes; and

•	that the indenture trustee may enter into business transactions with Peru as freely as if it were not the indenture trustee.

Peru may replace the indenture trustee at any time, subject to the appointment of a replacement indenture trustee. In addition, Peru may appoint different indenture trustees for different series of debt securities. Peru may maintain deposit accounts and conduct other banking and financial transactions with the indenture trustee.

Paying Agents; Transfer Agents; Registrar

With respect to any series of debt securities, Peru may appoint paying agents, transfer agents and registrars that will be listed at the back of the applicable prospectus supplement. Peru may at any time appoint additional or replacement paying agents, transfer agents and registrars. Peru will, however, maintain a paying agent in a city in the United States and a registrar in The City of New York for each series of securities until the debt securities of that series are paid.

In addition, so long as required by the rules of the Luxembourg Stock Exchange, Peru will maintain a paying agent and a transfer agent in Luxembourg with respect to any series of debt securities listed on the Luxembourg Stock Exchange. Peru will promptly provide notice of the termination, appointment or change in the office of any paying agent, transfer agent or registrar acting in connection with a series of the debt securities.

Redemption, Repurchase and Early Repayment

Unless otherwise provided in the prospectus supplement for an offering, the debt securities will not be redeemable before maturity at the option of Peru or repayable before maturity at the option of the holder.

Nevertheless, Peru may at any time purchase any of the debt securities at any price in the open market or otherwise. Peru may hold or resell any debt securities it purchases or it may surrender them to the indenture trustee for cancellation. Any debt securities Peru purchases may not be re-issued or resold except in compliance with the Securities Act of 1933, as amended, and other applicable laws.

Replacement, Exchange and Transfer of Debt Securities

Beneficial interests in any global security representing debt securities may be exchanged for physical debt securities only in the circumstances described in “Book-Entry; Delivery and Form.” If Peru issues physical debt securities, holders may present their debt securities for exchange with debt securities of a different authorized denomination, together with a written request for an exchange, at the office of the indenture trustee in The City of New York, or at the office of any paying agent. In addition, holders may transfer their physical debt securities in whole or in part by surrendering them, together with an executed instrument of transfer, at any of those offices. Peru will not charge holders for the costs and expenses for the exchange, transfer or registration of transfer of the debt securities. Peru may, however, charge holders for applicable stamp duty, tax or other governmental charges.

If a physical debt security becomes mutilated, defaced, destroyed, lost or stolen, Peru may issue, and the indenture trustee will authenticate and deliver, a substitute debt security in replacement. In each case, the affected holder will be required to furnish to Peru, the indenture trustee and any other parties Peru specifies an indemnity under which the affected holder agrees to pay Peru, the indenture trustee and the other specified parties for any losses they may suffer relating to the debt security that was mutilated, defaced, destroyed, lost or stolen. Peru and the indenture trustee may also require that the affected holder present other documents and proof. The affected holder will be required to pay all expenses and reasonable charges for the replacement of the mutilated, defaced, destroyed, lost or stolen debt security.

Additional Amounts

Peru will pay all principal and interest on the debt securities without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Peru, or any political subdivision of or taxing authority therein or thereof having the power to tax, except as required by law. If Peru is required by law to make any such withholding or deduction, it will pay such additional amounts as may be necessary to ensure that the net amounts receivable by the holders of the affected debt securities after such withholding or deduction shall equal the amount that would have been receivable in respect of such debt securities in the absence of such withholding or deduction.

Peru will not, however, pay any additional amounts if a holder is subject to withholding or deduction due to one of the following reasons:

•

the holder or beneficial owner of a debt security having some present or former connection with Peru other than merely being a holder or beneficial owner of the debt security or receiving payments of any nature on the debt security or enforcing its rights in respect of the debt security;

•

the failure of the holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Peru of such holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that (x) Peru or its agent has provided the holders with at least 60 days’ prior written notice of an opportunity to satisfy such a requirement, and (y) in no event shall such holder’s or beneficial owner’s or other person’s obligation to satisfy such a requirement require such holder or beneficial owner or other person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other person been required to file Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY; or

•

the holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, having presented the debt security for payment (where such presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the debt security for payment on any date during such 30-day period.

As used herein, “Relevant Date” in respect of any debt security means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given to the holders (in the manner described under “Notices” below) that such monies have been so received and are available for payment.

In addition, no additional amounts shall be payable in respect of any payment on a debt security to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such debt security.

Any reference to “principal” and/or “interest” hereunder or in the indenture or the debt securities shall be deemed to include any additional amounts which may be payable as described above.

Defined Terms

The following definitions are used in the debt securities:

•

“External Indebtedness” means obligations of, or guaranteed, whether by contract, statute or otherwise, by Peru for borrowed money or represented by bonds, debentures, notes or similar instruments denominated or payable, or which, at the option of the holder, may be payable in a currency other than the currency of Peru or by reference to a currency other than the currency of Peru, other than any such obligations originally issued or incurred within Peru.

•

“Public External Indebtedness” means any External Indebtedness that (a) is in the form of, or represented by, bonds, notes or other securities that are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market, including, without limitation, securities for resale under Rule 144A under the Securities Act, or any successor law or regulation of similar effect, and (b) has an original maturity of more than one year or is combined with a commitment so that the original maturity of one year or less may be extended at the option of Peru to a period in excess of one year.

•

“Project Financing” means any financing of all or part of the costs of the acquisition, construction or development of any project if the person or persons providing that financing expressly agree to limit their recourse to the project financed and the revenues derived from that project as the principal source of repayment for the funds advanced.

•

“Security Interest” means any security interest, including, without limitation, any lien, pledge, mortgage, deed of trust or charge, or any encumbrance or preferential arrangement that has the practical effect of constituting a security interest.

Negative Pledge

While any of the debt securities are outstanding, Peru will not create or allow any Security Interest to be placed on or any part of its present or future revenues or assets to secure Public External Indebtedness, unless Peru creates or allows a Security Interest on the same terms for its obligations under the debt securities. Peru may, however, create or allow:

•	Security Interests created before November 21, 2003;

•

Security Interests securing Public External Indebtedness incurred in connection with a Project Financing, provided that the Security Interest is solely in assets or revenues of the project for which the Project Financing was incurred;

•

Security Interests securing Public External Indebtedness Peru incurred or assumed to finance or refinance the acquisition of the assets in which those Security Interests have been created or allowed and any Security Interests existing on those assets at the time of their acquisition;

•

Security Interests securing Public External Indebtedness arising in the ordinary course to finance export, import or other trade transactions, and in which Public External Indebtedness matures, after giving effect to all renewals and refinancing thereof, not more than one year after the date on which that Public External Indebtedness was originally incurred;

•

Security Interests securing Public External Indebtedness that, together with all other Public External Indebtedness secured by Security Interests, excluding Public External Indebtedness secured by other permitted Security Interests, does not exceed U.S.$25,000,000 in aggregate principal amount, or its equivalent in other currencies;

•

Security Interests arising by operation of a currently existing law in connection with Public External Indebtedness, including, without limitation, any right of set-off with respect to demand or time deposits maintained with financial institutions and bankers’ liens with respect to property held by financial institutions, in each case deposited with or delivered to those financial institutions in the ordinary course of the depositor’s activities;

•

Security Interests issued upon surrender or cancellation of Par Bonds or the principal amount of any Public External Indebtedness outstanding as of June 5, 1996, in each case, to the extent that the Security Interest is created to secure Public External Indebtedness on a basis comparable to the Par Bonds;

•

Security Interests on shares of, or other assets of, any present or former Peruvian public sector entity created or granted by Peru in connection with, or in anticipation of, the privatization of that entity; and

•	any renewal or extension of any of the Security Interests stated above.

Default; Acceleration of Maturity

Unless otherwise specified in the prospectus supplement for an offering, each of the following events is an event of default under any series of debt securities:

(1) Non-Payment:

•	Peru fails to pay for 30 days principal on that series of debt securities when due; or

•	Peru fails to pay for 30 days interest on that series of debt securities when due; or

(2) Breach of Other Obligations: Peru fails to perform any other obligation under that series of debt securities and that failure is incapable of remedy or is unremedied within 60 days after the indenture trustee has given written notice to Peru; or

(3) Cross Default: Peru fails to make any payment when due in respect of:

•	External Indebtedness outstanding as of November 21, 2003; and

•	Public External Indebtedness (other than such indebtedness that constitutes guarantees by Peru);

in each case, in an aggregate principal amount greater than U.S.$25,000,000, or its equivalent in any other currency, and that failure continues beyond the applicable grace period or waiver; or

(4) Cross Acceleration: an acceleration of the maturity of:

•	External Indebtedness outstanding as of November 21, 2003; and

•	Public External Indebtedness;

in an aggregate principal amount in excess of U.S.$25,000,000, or its equivalent in any other currency; or

(5) Moratorium: Peru declares a general suspension of payments or a moratorium on payment of all or a portion of its External Indebtedness that does not expressly exclude from such moratorium the debt securities of the applicable series; or

(6) Validity:

•	Peru contests the validity of, or its obligations under, that series of debt securities or, to the extent adversely affecting that series of debt securities, the indenture; or

•	Peru denies any of its obligations under that series of debt securities or, to the extent adversely affecting that series of debt securities, the indenture; or

•

any constitutional provision, treaty, law, regulation, decree, or other official pronouncement of Peru, or any final decision by any court in Peru having jurisdiction, renders it unlawful for Peru to pay any amount due on that series of debt securities or to perform any of its obligations under that series of debt securities or, to the extent adversely affecting that series of debt securities, the indenture; or

(7) Judgments: any writ, execution, attachment or similar process is levied against all or any substantial part of Peru’s assets in connection with any judgment for the payment of money exceeding U.S.$25,000,000, or its equivalent in any other currency, and Peru fails to satisfy or discharge that judgment, or adequately bond, contest in good faith or receive a stay of execution or continuance in respect of that judgment, within a period of 120 days; or

(8) Membership in the IMF: Peru fails to maintain its membership in, and its eligibility to use the general resources of, the IMF, and such failure shall continue for a period of 60 days.

If any of the events of default described above occurs and is continuing, the trustee may, in its discretion, institute judicial action to enforce the rights of the holders of that series. With the exception of a suit to enforce the absolute right of a holder to receive payment of the principal of and interest on debt securities on the stated maturity date therefor (as that date may be amended or modified pursuant to the terms of the debt securities, but without giving effect to any acceleration), a holder has no right to bring a suit, action or proceeding with respect to the debt securities of a series unless: (1) such holder has given written notice to the trustee that a default with respect to that series has occurred and is continuing; (2) holders of at least 25% of the aggregate principal amount outstanding of that series have instructed the trustee by specific written request to institute an action or proceeding and provided an indemnity for the benefit of the trustee that is satisfactory to the trustee; and (3) 60 days have passed since the trustee received the instruction, the trustee has failed to institute an action or proceeding as directed and no direction inconsistent with such written request shall have been given to the trustee by a majority of holders of that series of debt securities. Moreover, any such action commenced by a holder must be for the equal, ratable and common benefit of all holders of debt securities of that series.

The holders of more than 50% of the aggregate principal amount of the outstanding debt securities of any series may waive any existing defaults, and rescind or annul a declaration of acceleration on behalf of all holders of debt securities of that series if:

•

following the declaration that the debt securities of that series are immediately due and payable, Peru deposits with the indenture trustee a sum sufficient to pay all overdue installments of principal, interest and other amounts in respect of the debt securities of that series (other than principal due by virtue of the acceleration upon the event of default), as well as the reasonable fees and compensation of the indenture trustee; and

•	all other events of default (other than the non-payment of principal that became due by virtue of the acceleration upon the event of default) have been remedied.

Collective Action Clauses

Any series of debt securities issued under this prospectus will contain provisions regarding acceleration and voting on amendments, modifications and waivers that differ from the provisions governing the series of debt securities issued by Peru prior to August 6, 2015. The provisions described in this prospectus will govern any series of debt securities Peru will issue under this prospectus. These provisions are commonly referred to as “collective action clauses.” Under these provisions, Peru may amend certain key terms of the debt securities of a series, including the maturity date, amounts payable and other payment terms, with the consent of fewer than all the holders of debt securities of the relevant series. These collective action clauses are described below.

Meetings, Amendments and Waivers — Collective Action

Peru may call a meeting of the holders of debt securities of a series at any time to consider any matter regarding the indenture or the debt securities of the series. Peru will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, Peru or the trustee will call a meeting of holders of debt securities of a series if the holders of at least 10% in principal amount of all debt securities of the series then outstanding have delivered a written request to Peru or the trustee (with a copy to Peru) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Peru will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders and their proxies are entitled to vote at a meeting of holders. Peru will set the procedures governing the conduct of the meeting and if additional procedures are required, Peru will consult with the trustee to establish such procedures as are customary in the market.

Modifications may also be approved by holders of debt securities of a series pursuant to written action with the consent of the requisite percentage of debt securities of such series. The trustee will solicit the consent of the relevant holders to the modification not less than ten and not more than 30 days before the expiration date for the receipt of such consents as specified by the trustee.

The holders may generally approve any proposal by Peru to modify the indenture or the terms of the debt securities of a series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

However, holders may approve, by vote or consent through one of three modification methods, any proposed modification by Peru that would do any of the following (such subjects referred to as “reserved matters”):

•	change the date on which any amount is payable on the debt securities;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities and the indenture) of the debt securities;

•	reduce the interest rate applicable to the debt securities;

•	change the method used to calculate any amount payable on the debt securities (other than in accordance with the express terms of the debt securities and the indenture);

•	change the currency or place of payment of any amount payable on the debt securities;

•	modify Peru’s obligation to make any payments on the debt securities (including any redemption price therefor);

•	change the identity of the obligor under the debt securities;

•	change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserved matter modification”;

•	change the definition of “uniformly applicable” or “reserved matter modification”;

•

authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of Peru or of any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of the debt securities.

A change to a reserved matter, including the payment terms of the debt securities, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

•

the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of a series affected by the proposed modification (but does not modify the terms of any other series of debt securities issued under the indenture);

•

where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of two or more series, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2⁄3% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

Peru may select, in its discretion, any modification method for a reserved matter modification in accordance with the indenture and designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation. If any one or more series of debt securities issued under the FAA (as defined below) are included in a proposed modification affecting two or more series of debt securities under the indenture that seeks holder approval pursuant to a single aggregated vote, that modification will be uniformly applicable (as described above) to all such series, regardless of when they were issued.

For so long as any series of debt securities issued under the fiscal agency agreement, dated as of February 6, 2003, between Peru and The Bank of New York (as successor to JPMorgan Chase Bank), as fiscal agent, principal paying agent and registrar (as amended by Amendment No. 1 to the Fiscal Agency Agreement, dated November 21, 2003 and Amendment No. 2 to the Fiscal Agency Agreement dated October 14, 2004, the “FAA”) (the securities issued under the FAA, “FAA debt securities”) is outstanding, if Peru certifies to the trustee under the indenture and to the fiscal agent under the FAA that a cross-series modification under the indenture is being sought simultaneously with an “FAA reserve matter modification,” the FAA debt securities affected by such FAA reserve matter modification shall be treated as “series affected by that proposed modification” as that phrase is used in the indenture (as described in the preceding paragraphs); provided, however, that if Peru seeks a cross-series modification with single aggregated voting, the holders of any series of FAA debt securities affected by the FAA reserve matter modification must have been invited to exchange, convert or substitute such FAA debt securities for either (x) the same new instruments or other consideration as the holders of debt securities of each affected series of debt securities for which consent to the cross-series modification is sought or (y) new instruments or other consideration from an identical menu of instruments or other consideration as the holders of debt securities of each affected series of debt securities for which consent to the cross-series modification is sought.

It is Peru’s intention that in such circumstances, the votes of the holders of the affected FAA debt securities be counted for purposes of the voting thresholds specified in the indenture for the applicable cross-series modification as if those FAA debt securities had been affected by that cross-series modification although the holders of any bonds will be deemed to have acknowledged and agreed that the effectiveness of any modification, as it relates to the FAA debt securities, shall be governed exclusively by the terms and conditions of those FAA debt securities and by the FAA and shall not be binding upon holders of the FAA debt securities unless such modification would otherwise have been effective under the FAA; provided that no such cross series modification shall be effective unless such modification shall have also been effective with respect to the holders of the FAA debt securities under the FAA.

“FAA reserve matter modification,” as referred to above, means any modification to the terms and conditions of one or more series of the FAA debt securities, pursuant to the FAA.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserved matter, Peru will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•

a description of Peru’s economic and financial circumstances that are in Peru’s opinion relevant to the request for the proposed modification, a description of Peru’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

•

if Peru shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•	a description of Peru’s proposed treatment of external debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if Peru is then seeking any reserved matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of the debt securities of a series has approved any amendment, modification or change to, or waiver of, the debt securities or the indenture, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of that series, debt securities held by Peru or any public sector instrumentality of Peru or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification, if on the record date for the proposed modification or other action or instruction under the indenture, the debt security is held by Peru or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality, except that (x) debt securities held by Peru or any public sector instrumentality of Peru or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Peru or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, secretary, ministry or agency of Peru, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Other Amendments

Peru and the trustee may, without the vote or consent of any holder of debt securities of a series, amend the indenture or the debt securities of the series for the purpose of:

•	adding to Peru’s covenants for the benefit of the holders;

•	surrendering any of Peru’s rights or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the indenture;

•

amending the debt securities of that series or the indenture in any manner that Peru and the trustee may determine and that does not materially adversely affect the interests of any holders of the debt securities of that series; or

•	correcting, in the opinion of the trustee, a manifest error of a formal, minor or technical nature.

Notices

Notices will be mailed to holders at their registered addresses and will be deemed to have been given on the date of mailing. All notices to holders will be published, if and so long as the debt securities are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, in a daily newspaper of general circulation in Luxembourg. If publication is not practicable, notice will be validly given if made in accordance with the rules of the Luxembourg Stock Exchange.

Further Issues

Without the consent of the holders of the debt securities, Peru may issue additional debt securities with the same terms and conditions as an outstanding series of debt securities, except for the issue date, issue price and amount of first interest payment, and Peru may consolidate the additional debt securities to form a single series with an outstanding series of debt securities.

Warrants

If Peru issues warrants, it will describe their specific terms in a prospectus supplement, and Peru will file a warrant agreement or amendment to the indenture and form of warrant with the SEC. The following description summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

Peru may issue warrants or other similar securities, either separately or together with any debt securities, that would entitle the holder to purchase debt securities or obligate Peru to repurchase or exchange debt securities. If Peru issues any warrants, each issue of warrants will be issued under a warrant agreement between Peru and a bank or trust company, which may be the indenture trustee, as warrant agent. The warrant agent will act solely as the agent of Peru in connection with the warrants of an issue and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of warrants. The applicable prospectus supplement will include some or all of the following terms relating to an issue of warrants or other similar securities:

•	the initial offering price;

•	the currency required to purchase the warrants;

•	the title and terms of the debt securities or other consideration that the holders will receive on exercise of their warrants;

•	the principal amount of debt securities or amount of other consideration that the holders will receive on exercise of their warrants;

•	the principal amount and kind of debt securities that the holders may obligate Peru to purchase or exchange if the holders exercise their warrants and the purchase price of those debt securities;

•	the exercise price or ratio;

•	the procedures of, and conditions to, exercise of the warrants and the dates on which the holders can exercise their warrants;

•	whether and under what conditions Peru may cancel the warrants;

•	the title and terms of any debt securities issued with the warrants, and the amount of debt securities issued with each warrant;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form of the warrants (global or certificated and registered or bearer), whether they will be exchangeable for another form and, if registered, where they may be transferred and exchanged;

•	the identity of the warrant agent;

•	any special U.S. federal income tax considerations; and

•	any other terms of the warrants that do not conflict with the provisions of the indenture.

The warrants will be direct, unconditional and unsecured obligations of Peru and will not constitute indebtedness of Peru.

Units

Peru may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security comprising that unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description does not, and any description of units in the applicable prospectus supplement will not, purport to be complete and they are subject to and are qualified in their entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to those units.

Limitation on Claims

To the extent permitted by law, claims against Peru for the payment of principal of, or interest or other amounts due on, the debt securities (including additional amounts) will become void unless made within ten years of the date on which that payment first became due.

Jurisdiction, Consent to Service and Enforceability

Peru is a foreign sovereign state. Consequently, it may be difficult for you to obtain or realize judgments of the courts of the United States or elsewhere against Peru. Furthermore, it may be difficult for you to enforce, in the United States or elsewhere, the judgments of United States or foreign courts against Peru.

In connection with any legal action against Peru or its properties, assets or revenues arising out of or relating to the indenture or any debt securities or warrants, to which we refer in this prospectus as a “related proceeding,” Peru will:

•	submit to the exclusive jurisdiction of any New York State or U.S. federal court sitting in New York City, and any appellate court thereof;

•	agree that all claims in respect of any related proceeding may be heard and determined in such New York State or U.S. federal court;

•	agree that any judgment obtained in such New York State or U.S. federal court arising out of a related proceeding may be enforced or executed in any other court of competent jurisdiction;

•

agree that any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction by means of a suit on the judgment or in any other manner provided by law;

•

consent to and waive, to the fullest extent permitted by law, any objection that it may have to the laying of venue of any related proceeding brought in such New York State or U.S. federal court or to the laying of venue of any legal action brought solely for the purpose of enforcing or executing a related judgment in such New York State or U.S. federal court or any other courts;

•	waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of a related proceeding or any such legal action in any such court; and

•

appoint CT Corporation System, presently located at 28 Liberty Street, New York, New York, 10005, as its process agent and maintain at all times an agent with offices in New York to act as its process agent.

In order to enforce or execute any judgment ordering any payment by Peru, Peruvian courts will require that payment to be included in the corresponding annual budget laws.

The process agent will receive on behalf of Peru and its property service of all writs, process and summonses in any related proceeding or any suit, action or proceeding to enforce or execute any related judgment brought against it in any New York State or U.S. federal courts sitting in New York City. Failure of the process agent to give any notice to Peru of any such service of process shall not impair or affect the validity of that service or of any judgment based thereon. Nothing in the indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

To the extent that Peru or any of its revenues, assets or properties may be entitled to any sovereign or other immunity under any law, Peru will not claim and will waive that immunity to the fullest extent permitted by the laws of such jurisdiction. This waiver covers Peru’s sovereign immunity and immunity from prejudgment attachment, post-judgment attachment and attachment in aid, but does not extend to the attachment of revenues, assets and property of Peru located in Peru, unless permitted under Peruvian law. Additionally, under Peruvian law, Peru’s waiver of immunity will not extend to property that is:

•	used by a diplomatic or consular mission of Peru;

•	of a military character and under the control of a military authority or defense agency of Peru;

•	public property;

•

shares of Peruvian public sector entities or shares of Peruvian private sector entities owned or controlled by Peru or by a Peruvian public sector entity, or revenues collected from the sale of those shares, to the extent those shares or revenues are exempt by Peruvian law from attachment or execution; or

•	funds deposited in Peru’s accounts held in the Peruvian financial system.

Peru, however, reserves the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under U.S. federal securities laws or any state securities law, and its submission to jurisdiction, appointment of CT Corporation System as its agent for service of process and waiver of immunity do not include these actions. Without an effective waiver of immunity by Peru with respect to those actions, it would be impossible to obtain a U.S. judgment in such an action against Peru unless a court were to determine that Peru is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to that action. In addition, even if a U.S. judgment could be obtained in action under the Foreign Sovereign Immunities Act of 1976, it may not be possible to enforce in Peru a judgment based on that U.S. judgment.

Generally, Peru will also consent for the purposes of the State Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process.

Governing Law

The indenture and, unless otherwise provided in the prospectus supplement for an offering, any warrant agreement, as well as any debt securities, warrants or units, will be governed by and must be interpreted in accordance with the laws of the State of New York, except that all matters governing authorization and execution by Peru will be governed by the laws of Peru. Notwithstanding any reserved matter modification, all matters related to the consent of holders and to modifications of the indenture or the debt securities will always be governed by and construed in accordance with the law of the State of New York.

Book-Entry; Delivery and Form

DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Peru nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Additionally, neither Peru nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Peru may issue debt securities, warrants or units in the form of one or more global securities, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of securities. Peru refers to the intangible securities represented by a global security as “book-entry” securities.

When Peru issues book-entry securities, it will deposit the applicable global security with a clearing system. The global security will be either registered in the name of the clearing system or its nominee or common depositary. Unless a global security is exchanged for certificated securities, as discussed in “—Certificated Securities,” it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream in Europe.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant.

Euroclear and Clearstream are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

Ownership of Book-Entry Securities

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name.”

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of Peru and the trustee will only be to the registered owner of the global security, which will be the clearing system or its nominee or common depositary. For example, once Peru and the trustee make a payment to the registered holder of a global security, they will no longer be liable for the payment, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from Peru to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of the global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of Peru or the trustee.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•

you will not be entitled to receive physical delivery of the securities in certificated form or have any of the securities registered in your name, except under the circumstances described in “—Certificated Securities”;

•	you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

•	you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

Cross-Market Transfer, Clearance and Settlement of Book-Entry Securities

The following description reflects Peru’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream relating to cross-market trades in book-entry securities where Euroclear and Clearstream hold securities through their respective depositaries at DTC. These systems could change their rules and procedures at any time.

It is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream purchaser, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day before the settlement date. Euroclear or Clearstream will then instruct its New York depositary to receive the securities and make payment for them. On the settlement date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary’s account. After settlement has been completed, Euroclear or Clearstream will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day European time after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

A participant in Euroclear or Clearstream, acting for the account of a purchaser of book- entry securities, will need to make funds available to Euroclear or Clearstream in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds, i.e., have funds in place at Euroclear or Clearstream before the value date, either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

When book-entry securities are to be transferred from a Euroclear or Clearstream seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream through a participant at least one business day before the settlement date. Euroclear or Clearstream will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the Euroclear or Clearstream participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

Peru will only issue securities in certificated form in exchange for book-entry securities represented by a global security if:

•

the depositary notifies Peru that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Peru does not appoint a successor depositary or clearing agency within 90 days;

•

the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the holders under the debt securities and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding; or

•	Peru elects not to have the securities of a series represented by a global security or securities.

If a physical or certificated security becomes mutilated, defaced, apparently destroyed, lost or stolen, Peru may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Peru and to the trustee an indemnity under which it will agree to pay Peru, the trustee and any of their respective agents for any losses that they may suffer relating to the security that was mutilated, defaced, apparently destroyed, lost or stolen. Peru and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, apparently destroyed, lost or stolen security.

If Peru issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the indenture in New York City, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

Peru will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Peru may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment or principal of, or premium or interest on the securities.

TAXATION

Peru Taxation

The following is a general summary of the material consequences under Peruvian tax law, as currently in effect, of an investment by a “foreign holder” in debt securities issued by Peru. For this purpose, “foreign holder” means either: (i) an individual who is neither a resident nor domiciled in Peru or (ii) a legal entity that is not incorporated under the laws of Peru, unless the debt securities are assigned to a branch, agent, representative or permanent establishment of an entity in Peru. For purposes of Peruvian taxation, an individual holder is deemed a resident of Peru if he or she has remained in Peru for more than 183 days within any 12-month period. As a general rule, in the case of individuals, the Peruvian tax residency status is assessed on January 1st of each year.

Under Peruvian income tax law, interest and capital gains originating from the following instruments are not subject to any withholding tax or income tax: (i) Public Treasury bills issued by the Republic of Peru; or (ii) debt securities issued by the Republic of Peru either (a) under the Market Makers Program or under any substitute mechanism that may replace it, or (b) in the international market from 2003 onwards; or (iii) obligations of the Central Reserve Bank of Peru, except those originating from legal reserve deposits of credit granting institutions; or (iv) securities included in Exchange Trade Funds which replicate indexes based on national investment instruments, when an alienation of such securities takes place for (a) the creation of Exchange Traded Funds, or (b) the cancellation of Exchange Traded Funds, or (c) the managing of Exchange Traded Funds’ assets.

According to the paragraph above, under Peruvian income tax law, interest and capital gains from debt securities will not be subject to any withholding tax or income tax.

United States Federal Income Tax Considerations For United States Persons

The following discussion is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of debt securities as of the date hereof. Except where noted, this summary deals only with debt securities that are held as capital assets (generally, held for investment) by a U.S. holder (as defined below).

A “U.S. holder” means a beneficial owner of a debt security that is for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and U.S. Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, or subject to different interpretations, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxation and does not address the effects of the Medicare contribution tax on net investment income or foreign, state, or local or other tax considerations that may be relevant to U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws. For example, this summary does not address:

•

tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities for United States federal income tax purposes (or investors therein), tax-exempt entities or insurance companies;

•	tax consequences to persons holding the debt securities as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to holders of the debt securities whose “functional currency” is not the United States dollar;

•

tax consequences attributable to U.S. holders being required to accelerate the recognition of any item of gross income with respect to the debt securities as a result of such income being recognized on an applicable financial statement; or

•	alternative minimum, estate or gift tax consequences, if any.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding debt securities, you should consult your own independent tax advisors.

If you are considering the purchase of debt securities, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the debt securities, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

The discussion below assumes that all debt securities issued will be classified for United States federal income tax purposes as indebtedness of Peru and you should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. The specific terms of an offering of debt securities may also raise United States federal income tax considerations in addition to those described below. For example, this discussion does not describe the tax treatment of convertible debt securities or debt securities denominated in or determined by reference to a currency other than the U.S. dollar. A description of any such considerations, or certain United States federal income tax considerations related to the offering of warrants or units, will be provided in the applicable prospectus supplement.

Payments of Interest

Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes. In addition to interest on the debt securities (which includes any Peruvian tax withheld from the interest payments you receive), you will be required to include in income any additional amounts paid in respect of any such Peruvian withholding tax. You may be entitled to deduct or credit this tax, subject to certain limitations (including that the election to deduct or credit foreign taxes generally applies to all of your foreign income taxes for a particular tax year). Interest income (including any additional amounts) and OID (as described below under “—Original Issue Discount”) on a debt security generally will be considered foreign source income and, for purposes of the United States foreign tax credit, generally will be considered “passive category income.” You will generally be denied a foreign tax credit for foreign income taxes imposed with respect to the debt securities where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Original Issue Discount

If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income (as further described below). However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. Notice will be given in the applicable prospectus supplement when Peru determines that a particular debt security will be issued with OID (an “original issue discount debt security”).

A debt security with an “issue price” that is less than the stated redemption price at maturity (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID in an amount equal to that difference if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, or in the case of an amortizing debt security, the weighted average maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public for cash. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, a rate based on one or more interest indices.

Peru will give you notice in the applicable prospectus supplement when it determines that a particular debt instrument will bear interest that is not qualified stated interest.

If you own a debt instrument issued with de minimis OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at Peru’s option and/or at your option. Original issue discount debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the United States federal income tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own original issue discount debt securities with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income if you are the initial holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security (other than a payment of qualified stated interest). Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. Peru is required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than certain exempt holders.

Debt securities that provide for a variable rate of interest and that meet certain other requirements (“floating rate debt securities”) are subject to special OID rules. In the case of an original issue discount debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

The discussion above generally does not address debt securities providing for contingent payments. You should carefully examine the applicable prospectus supplement regarding the United States federal income tax consequences of the holding and disposition of any debt securities providing for contingent payments.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors about this election.

Short-Term Debt Securities

In the case of debt securities having a term of one year or less (“short-term debt securities”), all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method U.S. holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. U.S. holders that report income for United States federal income tax purposes on the accrual method and certain other U.S. holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange, retirement or other taxable disposition of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of the sale, exchange, retirement or other taxable disposition. In addition, if you do not elect to currently include accrued discount in income, you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness incurred or continued to acquire or carry the short-term debt securities.

Market Discount

If you purchase a debt security for an amount that is less than its stated redemption price at maturity (or, in the case of an original issue discount debt security, its adjusted issue price), the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other taxable disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of the payment or disposition (as described below).

In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to acquire or carry the debt security. You may elect, on a security-by-security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. An election to accrue market discount on a current basis will apply to all debt instruments acquired with market discount that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service (the “IRS”).

Acquisition Premium, Amortizable Bond Premium

If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a debt security (including an original issue discount debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. Special rules limit the amortization of premium in the case of convertible debt instruments. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on retirement or other disposition of the debt security.

Sale, Exchange and Retirement of Debt Securities

Upon the sale, exchange, retirement or other taxable disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued but unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income) and the adjusted tax basis of the debt security. Your adjusted tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than payments of qualified stated interest. Except as described above with respect to certain short-term debt securities or with respect to market discount, and with respect to contingent payment debt instruments, which this summary generally does not discuss, such gain or loss generally will be capital gain or loss. Gain or loss realized by you on the sale, exchange, retirement or other taxable disposition of a debt security will generally be treated as United States source gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to payments of principal and interest (including OID) on debt securities and to the proceeds of the sale or other disposition of a debt security paid to you (unless you are an exempt recipient and demonstrate this fact when so required). Additionally, if you fail to provide your taxpayer identification number, or in the case of interest payments, fail either to report in full dividend and interest income or to make certain certifications, you may be subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Overview

Peru may sell the securities in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

Each prospectus supplement for an offering will describe the following:

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	the net proceeds to Peru from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any agents’ commissions and other items constituting agents’ compensation;

•	any initial public offering price of the securities;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which those securities may be listed.

If Peru uses underwriters or dealers in a sale, they will acquire the securities for their own accounts and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Peru may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

In compliance with guidelines of the Financial Industry Regulatory Authority (FINRA), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered by this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Peru may also sell the securities directly to the public or through agents. Unless otherwise specified in the applicable prospectus supplement, any agent will act on a reasonable best efforts basis for the period of its appointment.

Peru may authorize agents, underwriters or dealers to solicit offers by some institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

Peru may offer the securities to holders of other securities issued or guaranteed by Peru in payment for Peru’s purchase or exchange of the other securities, including as part of a reprofiling of Peru’s public debt. Peru may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other securities or (b) through privately negotiated transactions. This kind of offer may be in addition to sales of the same securities using the methods described above.

Peru may agree to indemnify any agents and underwriters against some liabilities, including liabilities under the Securities Act. The agents and underwriters may also be entitled to contribution from Peru for payments they may make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for Peru in the ordinary course of business.

Non-U.S. Offerings

Peru will generally not register under the Securities Act the securities that it will offer and sell outside the United States. Thus, subject to some exceptions, Peru cannot offer, sell or deliver these securities within the United States or to U.S. persons. When Peru offers or sells securities outside the United States, each underwriter, dealer or agent will acknowledge that the securities:

•	have not been and will not be registered under the Securities Act; and

•	may not be offered or sold within the United States except under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Each underwriter, dealer or agent will agree that:

•

it has not offered or sold or solicited offers to purchase, and will not offer or sell or solicit offers to purchase, any of these unregistered securities within the United States, except under Rule 903 of Regulation S under the Securities Act; and

•	neither it nor its affiliates nor any persons acting on it or their behalf have engaged or will engage in any directed selling efforts regarding these securities.

OFFICIAL STATEMENTS

Information in this prospectus whose source is identified as a publication of Peru or one of its agencies or instrumentalities relies on the authority of that publication as a public official document of Peru. All other information in this prospectus, other than that included in “Plan of Distribution” above, is included as a public official statement made on the authority of Peru.

VALIDITY OF THE SECURITIES

The following persons, whose addresses will appear on the inside back cover of the applicable prospectus supplement, will provide opinions regarding the validity of the securities:

For Peru:

•	Paul Hastings LLP, New York counsel to Peru; and

•	General Counsel of the Ministry of Economy and Finance or such other Peruvian counsel to Peru named in the applicable prospectus supplement.

For the underwriters, if any:

•	United States counsel to the underwriters named in the applicable prospectus supplement; and

•	Peruvian counsel to the underwriters named the applicable prospectus supplement.

As to all matters of Peruvian law, United States counsel to the underwriters may rely on the opinion of Peruvian counsel to the underwriters named in the applicable prospectus supplement. As to all matters of United States law, Peruvian counsel to the underwriters named in the applicable prospectus supplement may rely on the opinion of the United States counsel to the underwriters.

AUTHORIZED REPRESENTATIVE

The authorized representative of Peru in the United States is Oswaldo de Rivero Barreto, the Ambassador of the Republic of Peru to the United States, whose address is 1700 Massachusetts Avenue NW, Washington, DC 20036.

WHERE YOU CAN FIND MORE INFORMATION

Peru has filed with the SEC under the Securities Act a registration statement, of which this prospectus forms a part, covering the securities, warrants and units. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If Peru has filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Peru is not subject to the informational requirements of the Exchange Act. Peru commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2014. These reports include certain financial, statistical and other information concerning Peru. Peru may also file amendments on Form 18-K/A to its annual reports for the purpose of incorporating information in the Form 18-K or filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, this information and these exhibits will be incorporated by reference into, and these exhibits will become part of, this registration statement.

You can request copies of these documents by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C.:

SEC Public Reference

100 F Street, N.E., Room 1580

Washington, D.C. 20549

Peru’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room or log on to www.sec.gov.

The SEC allows Peru to incorporate by reference some information that Peru files with the SEC. Incorporated documents are considered part of this prospectus. Peru can disclose important information to you by referring you to those documents. The following documents, which Peru has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus and to any accompanying prospectus supplement:

•	Peru’s annual report on Form 18-K for the year ended December 31, 2020 filed with the SEC on October 22, 2021 (the “2020 annual report”);

•	Amendment No. 1 filed on Form 18-K/A on October 28, 2021, to the 2020 annual report;

•	Amendment No. 2 filed on Form 18-K/A on November 9, 2021, to the 2020 annual report;

•	Amendment No. 3 filed on Form 18-K/A on December 23, 2021, to the 2020 annual report; and

•

Each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus and prior to the termination of the offering of the debt securities, warrants and/or units.

Later information that Peru files with the SEC will update and supersede earlier information that it has filed.

Any person receiving a copy of this prospectus may obtain, without charge and upon request, a copy of any of the above documents (including only the exhibits that are specifically incorporated by reference in them).

Requests for such documents should be directed to:

Ministerio de Economía y Finanzas del Perú

Jr. Junín 319

Cercado de Lima, Lima, Perú

Attention: Director General of the General Directorate of Public Treasury

Telephone: +51 1 311 5931

ISSUER

Ministerio de Economía y Finanzas del Perú

Jr. Junín 319

Lima, Perú

Attn: Director General of the General Directorate of

Public Treasury

INFORMATION AND EXCHANGE AGENT

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, New York 10006

United States of America

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll free (855) 654-2015

Email: contact@gbsc-usa.com

TRUSTEE, REGISTRAR, TRANSFER AGENT AND

PAYING AGENT

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

United States of America

Attn: Global Corporate Trust

LEGAL ADVISORS TO PERU

As to New York law Baker & McKenzie LLP 452 Fifth Avenue New York, New York 10018 United States of America	As to Peruvian law J&A Garrigues Perú S. Civil de R. L. Av. Víctor Andrés Belaúnde 332 San Isidro, Lima Peru

LEGAL ADVISORS TO THE JOINT DEALER MANAGERS

As to New York law Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 United States of America	As to Peruvian law Estudio Rubio, Leguía, Normand y Asociados S. Civil de R. L. Av. Dos de Mayo 1321 San Isidro, Lima Peru

The Joint Dealer Managers for the Offers are:

BNP Paribas Securities Corp. 787 Seventh Avenue New York, NY 10019 United States of America	Citigroup Global Markets Inc. 388 Greenwich Street, 4th Floor New York, NY 10013 United States of America	HSBC Securities (USA) Inc. 66 Hudson Boulevard East, New York, NY 10001 United States of America	Santander US Capital Markets LLC 437 Madison Avenue New York, NY 10022 United States of America

U.S. Toll Free: +1 (888) 210-4358 Collect: +1 (212) 841-3903	U.S. Toll Free: +1 (800) 558-3745 Collect: +1 (212) 723-6106	U.S. Toll Free: +1 (888) HSBC-4LM Collect: +1 (212) 525-5552	U.S. Toll Free: +1 (855) 404-3636 Collect: +1 (212) 940-1442